Exhibit 99.2

Table of Contents

December 31, 2025

Note: Portfolio Summary Report now located within Selected Supplemental Pages excel posted on the Company's website at investors.regency.com

Safe Harbor Language

December 31, 2025

Forward-Looking Statements

Certain statements in this document regarding anticipated financial, business, legal or other outcomes including business and market conditions, outlook and other similar statements relating to Regency’s future events, developments, or financial or operational performance or results such as our 2026 Guidance, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “could,” “should,” “would,” “expect,” “estimate,” “believe,” “intend,” “forecast,” “project,” “plan,” “anticipate,” “guidance,” and other similar language. However, the absence of these or similar words or expressions does not mean a statement is not forward-looking. While we believe these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance these expectations will be attained, and it is possible actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Our operations are subject to a number of risks and uncertainties including, but not limited to, those risk factors described in our Securities and Exchange Commission (“SEC”) filings, our Annual Report on Form 10-K for the year ended December 31, 2025 (“2025 Form 10-K”) under Item 1A, as supplemented by the discussion in Item 1A of Part II of our subsequent Quarterly Reports on Form 10-Q. When considering an investment in our securities, you should carefully read and consider these risks, together with all other information in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and our other filings and submissions to the SEC. If any of the events described in the risk factors actually occur, our business, financial condition or operating results, as well as the market price of our securities, could be materially adversely affected. Forward-looking statements are only as of the date they are made, and Regency undertakes no duty to update its forward-looking statements, whether as a result of new information, future events or developments or otherwise, except as to the extent required by law. These risks and events include, without limitation:

Risk Factors Related to the Current Economic and Geopolitical Environment

Macroeconomic, political, and geopolitical conditions and governmental policies may adversely impact consumer confidence and spending and the businesses of our tenants and could, in turn, adversely impact our business. Changes in interest rates may adversely impact our cost to borrow, real estate valuation, stock price, and ability to raise capital through issuance of debt and equity. Unfavorable developments that may affect the banking and financial services industry could adversely affect our business, liquidity and financial condition, and overall results of operations.

Risk Factors Related to Pandemics or other Public Health Crises

Pandemics or other public health crises, may adversely affect our tenants' financial condition, the profitability of our properties, and our access to the capital markets and could have a material adverse effect on our business, results of operations, cash flows and financial condition.

Risk Factors Related to Operating Retail-Based Shopping Centers

Shifts in retail trends, sales, and delivery methods between brick and mortar stores, e-commerce, home delivery, and curbside pick-up, as well as autonomous delivery systems, may adversely impact our revenues, results of operations, and cash flows. Changing economic and retail market conditions in geographic areas where our properties are concentrated may reduce our revenues and cash flow. Our success depends on the continued presence and success of our "anchor" tenants. A percentage of our revenues are derived from "local" tenants and our net income may be adversely impacted if these tenants are not successful, or if the demand for the types or mix of tenants significantly change. We may be unable to collect balances due from tenants in bankruptcy. Many of our costs and expenses associated with operating our properties may remain constant or increase, even if our lease income decreases. Compliance with the Americans with Disabilities Act and other building, fire, and safety regulations may have an adverse effect on us.

Risk Factors Related to Real Estate Investments

Our real estate assets may decline in value and be subject to impairment losses which may reduce our net income. We face risks associated with development, redevelopment, and expansion of properties. We face risks associated with the development of mixed-use commercial properties. We face risks associated with the acquisition of properties. We may be unable to sell properties when desired because of market conditions. Changes in tax laws could impact our acquisition or disposition of real estate.

Risk Factors Related to the Environment Affecting Our Properties

Climate change may adversely impact our properties, some of which may be more vulnerable due to their geographic location, and may lead to additional compliance obligations and costs. Costs of environmental remediation may adversely impact our financial performance and reduce our cash flow.

Risk Factors Related to Corporate Matters

An increased and differing focus on metrics and reporting related to environmental, social and governance ("ESG") factors by investors, lenders and other stakeholders may impose additional costs and expose us to new risks. An uninsured loss or a loss that exceeds the insurance coverage on our properties may subject us to loss of capital and revenue on those properties. Failure to attract and retain key personnel may adversely affect our business and operations.

Risk Factors Related to Our Partnerships and Joint Ventures

We do not have voting control over all of the properties owned in our real estate partnerships and joint ventures, so we are unable to ensure that our objectives will be pursued. The termination of our partnerships may adversely affect our cash flow, operating results, and our ability to make distributions to stock and unit holders.

Risk Factors Related to Funding Strategies and Capital Structure

Our ability to sell properties and fund acquisitions and developments may be adversely impacted by higher market capitalization rates and lower NOI at our properties which may adversely affect results of operations and financial condition. We depend on external sources of capital, which may not be available in the future on favorable terms or at all. Our debt financing may adversely affect our business and financial condition. Covenants in our debt agreements may restrict our operating activities and adversely affect our financial condition. Hedging activity may expose us to risks, including the risks that a counterparty will not perform and that the hedge will not yield the economic benefits we anticipate, which may adversely affect us.

Risk Factors Related to Information Management and Technology

The unauthorized access, use, theft or destruction of tenant or employee personal, financial or other data, or of Regency's proprietary or confidential information stored in our information systems or by third parties on our behalf, could impact operations, and expose us to potential liabilities and material adverse financial impact. Any actual or perceived failure to comply with new or existing laws, regulations and other requirements relating to the privacy, security and processing of personal information could adversely affect our business, results of operations, or financial condition. The use of technology based on artificial intelligence presents risks relating to confidentiality, creation of inaccurate and flawed outputs and emerging regulatory risk, any or all of which may adversely affect our business and results of operations.

Risk Factors Related to Taxes and the Parent Company’s Qualification as a REIT

If the Parent Company fails to qualify as a REIT for federal income tax purposes, it would be subject to federal income tax at regular corporate rates. Dividends paid by REITs generally do not qualify for reduced tax rates. Certain non-U.S. stockholders may be subject to U.S. federal income tax on gain recognized on a disposition of our common stock if the Parent Company does not qualify as a “domestically controlled” REIT. Legislative or other actions affecting REITs may have a negative effect on us or our investors. Complying with REIT requirements may limit our ability to hedge effectively and may cause us to incur tax liabilities. Partnership tax audit rules could have a material adverse effect.

Risk Factors Related to the Company’s Common Stock

Restrictions on the ownership of the Parent Company’s capital stock to preserve its REIT status may delay or prevent a change in control. The issuance of the Parent Company's capital stock may delay or prevent a change in control. Ownership in the Parent Company may be diluted in the future. The Parent Company’s amended and restated bylaws provides that the courts located in the State of Florida will be the sole and exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees. There is no assurance that we will continue to pay dividends at current or historical rates.

Supplemental Information i

NEWS RELEASE For immediate release Kathryn McKie 904 598 7348 KathrynMcKie@regencycenters.com

Regency Centers Reports Fourth Quarter and Full Year 2025 Results

JACKSONVILLE, Fla. (February 5, 2026) – Regency Centers Corporation (“Regency Centers,” “Regency” or the “Company”) (Nasdaq: REG) today reported financial and operating results for the period ended December 31, 2025, and provided initial 2026 earnings guidance. For the three months ended December 31, 2025 and 2024, Net Income Attributable to Common Shareholders was $1.09 and $0.46, respectively, per diluted share. For the twelve months ended December 31, 2025 and 2024, Net Income Attributable to Common Shareholders was $2.82 and $2.11, respectively, per diluted share.

Fourth Quarter and Full Year 2025 Highlights

•
Reported Nareit FFO of $1.17 per diluted share for the fourth quarter, and $4.64 per diluted share for the full year
•
Reported Core Operating Earnings of $1.12 per diluted share for the fourth quarter, and $4.41 per diluted share for the full year
•
Generated full-year Nareit FFO per share growth of 7.9% and Core Operating Earnings per share growth of 6.8%
•
Increased Same Property Net Operating Income ("NOI") for the fourth quarter by 4.7% year-over-year, and for the full year by 5.3%, excluding termination fees
•
Increased Same Property percent leased by 10 basis points sequentially to 96.5%
•
Executed 6.8 million square feet of comparable new and renewal leases during the full year at blended rent spreads of 10.8% on a cash basis and 21.4% on a straight-lined basis
•
Started $97 million of new development and redevelopment projects in the fourth quarter, bringing full year total project starts to approximately $318 million
•
Completed $164 million of development and redevelopment projects in the fourth quarter, bringing full year total project completions to approximately $212 million
•
As of December 31, 2025, Regency's in-process development and redevelopment projects had estimated net project costs of $597 million at a blended estimated yield of 9%
•
During the full year 2025, acquired approximately $538 million of high-quality shopping centers
•
Pro-rata net debt and preferred stock to TTM operating EBITDAre at December 31, 2025 was 5.1x
•
Subsequent to quarter end, on February 4, 2026, Regency's Board of Directors (the "Board") declared a quarterly cash dividend on the Company's common stock of $0.755 per share

“We delivered another quarter and year of outstanding performance, highlighted by exceptional Same Property NOI, earnings, and dividend growth,” said Lisa Palmer, President and Chief Executive Officer. “These results reflect the quality and locations of our shopping centers, the strength of our best-in-class operating and investments platforms, and the hard work of our talented team. With strong momentum across both internal and external growth, we are well-positioned to create long-term value for our shareholders in 2026 and beyond.”

Supplemental Information ii

Financial Results

Net Income Attributable to Common Shareholders

•
For the three months ended December 31, 2025, Net Income Attributable to Common Shareholders was $199.1 million, or $1.09 per diluted share, compared to Net Income Attributable to Common Shareholders of $83.1 million, or $0.46 per diluted share, for the same period in 2024.
•
For the twelve months ended December 31, 2025 and 2024, Net Income Attributable to Common Shareholders was $513.8 million, or $2.82 per diluted share, compared to Net Income Attributable to Common Shareholders of $386.7 million, or $2.11 per diluted share, for the same period in 2024.
o
Net Income for the three months ended December 31, 2025 and for the full year 2025 was impacted by a $72.2 million gain recognized from a partial distribution-in-kind transaction.

Nareit FFO

•
For the three months ended December 31, 2025, Nareit FFO was $219.3 million, or $1.17 per diluted share, compared to $199.5 million, or $1.09 per diluted share, for the same period in 2024.
•
For the twelve months ended December 31, 2025 and 2024, Nareit FFO was $855.7 million, or $4.64 per diluted share, compared to $790.9 million, or $4.30 per diluted share, for the same period in 2024.

Core Operating Earnings

•
For the three months ended December 31, 2025, Core Operating Earnings was $209.0 million, or $1.12 per diluted share, compared to $190.6 million, or $1.04 per diluted share, for the same period in 2024.
•
For the twelve months ended December 31, 2025 and 2024, Core Operating Earnings was $813.2 million, or $4.41 per diluted share, compared to $760.7 million, or $4.13 per diluted share, for the same period in 2024.

Portfolio Performance

Same Property NOI

•
Fourth quarter 2025 Same Property NOI, excluding termination fees, increased by 4.7% compared to the same period in 2024.
o
Same Property base rent growth contributed 4.1% to Same Property NOI growth in the fourth quarter 2025.
•
Full year 2025 Same Property NOI, excluding termination fees, increased by 5.3% compared to the same period in 2024.
o
Same Property base rent growth contributed 4.3% to Same Property NOI growth in the full year 2025.

Occupancy

•
As of December 31, 2025, Regency’s Same Property portfolio was 96.5% leased, an increase of 10 basis points sequentially, and a decrease of 10 basis points compared to December 31, 2024.
o
Same Property anchor percent leased, which includes spaces greater than or equal to 10,000 square feet, was 97.9%, a decrease of 70 basis points compared to December 31, 2024.
o
Same Property shop percent leased, which includes spaces less than 10,000 square feet, was 94.2%, an increase of 70 basis points compared to December 31, 2024.
•
As of December 31, 2025, Regency’s Same Property portfolio was 94.1% commenced, a decrease of 20 basis points sequentially and an increase of 70 basis points compared to December 31, 2024.

Leasing Activity

•
During the three months ended December 31, 2025, Regency executed approximately 1.7 million square feet of comparable new and renewal leases at a blended cash rent spread of +12.0% and a blended straight-lined rent spread of +24.5%.
•
During the twelve months ended December 31, 2025, Regency executed approximately 6.8 million square feet of comparable new and renewal leases at a blended cash rent spread of +10.8% and a blended straight-lined rent spread of +21.4%.

Supplemental Information iii

Capital Allocation and Balance Sheet

Developments and Redevelopments

•
For the twelve months ended December 31, 2025, the Company started development and redevelopment projects with estimated net project costs of approximately $318 million, at the Company's share, including $97 million of starts during the fourth quarter.
o
Fourth quarter project starts included more than $90 million of ground-up development projects, including:
▪
Oak Valley Village in Beaumont, CA, a 230K square foot Target and Sprouts-anchored center
▪
Lone Tree Village in Denver, CO, a 158K square foot King Soopers-anchored center
•
For the twelve months ended December 31, 2025, the Company completed development and redevelopment projects with estimated net project costs of approximately $212 million, at the Company's share, including $164 million of completions during the fourth quarter.
o
Fourth quarter project completions included more than $90 million of ground-up development projects, including:
▪
The Shops at Stone Bridge in Cheshire, CT, a 156K square foot Whole Foods-anchored center
▪
Jordan Ranch Market in Houston, TX, a 159K square foot HEB-anchored center
•
As of December 31, 2025, Regency’s in-process development and redevelopment projects had estimated net project costs of $597 million at the Company’s share, 43% of which had been incurred.

Property Transactions

•
As previously disclosed, on October 1, 2025, the Company completed a property distribution with its partner involving 11 shopping centers within our Regency-GRI joint venture. Our partner transferred its 60% ownership interest in five properties to Regency, and effective October 1, 2025, Regency owns 100% of these five assets. In exchange, Regency transferred its 40% ownership interest in six properties to its partner, and effective October 1, 2025, Regency no longer has an ownership interest in these six assets.
•
As previously disclosed, on October 7, 2025, the Company disposed of Hammocks Town Center in Miami, FL, for approximately $72 million.
•
Subsequent to year end, the Company acquired Crystal Brook Corner, a redevelopment project on Long Island in New York, for $30 million. The project will be reflected as a first quarter 2026 redevelopment start.

Balance Sheet

•
During the fourth quarter, the Company settled the remaining approximately 666K shares under forward sale agreements in connection with its ATM program, entered into during 2024 at an average gross issuance price of $75.05 per share.
•
As of December 31, 2025, Regency had approximately $1.4 billion of available capacity under its revolving credit facility.
•
As of December 31, 2025, Regency’s pro-rata net debt and preferred stock to TTM operating EBITDAre was 5.1x

Common and Preferred Dividends

•
On February 4, 2026, Regency's Board declared a quarterly cash dividend on the Company's common stock of $0.755 per share. The dividend is payable on April 1, 2026 to shareholders of record as of March 11, 2026.
•
On February 4, 2026, Regency's Board declared a quarterly cash dividend on the Company's Series A preferred stock of $0.390625 per share. The dividend is payable on April 30, 2026 to shareholders of record as of April 15, 2026.
•
On February 4, 2026, Regency's Board declared a quarterly cash dividend on the Company's Series B preferred stock of $0.367200 per share. The dividend is payable on April 30, 2026 to shareholders of record as of April 15, 2026.

Supplemental Information iv

2026 Guidance

Regency Centers is hereby providing initial 2026 Guidance, as summarized in the table below. Please refer to the Company’s fourth quarter 2025 "Earnings Presentation" and "Quarterly Supplemental Disclosure" for additional detail. All materials are posted on the Company’s website at investors.regencycenters.com.

Full Year 2026 Guidance (in thousands, except per share data)	2025 Actual	2026 Guidance

Net Income Attributable to Common Shareholders per diluted share	$2.82	$2.35 - $2.39

Nareit Funds From Operations (“Nareit FFO”) per diluted share	$4.64	$4.83 - $4.87

Core Operating Earnings per diluted share(1)	$4.41	$4.59 - $4.63

Same property NOI growth without termination fees	5.3%	+3.25% to +3.75%

Non-cash revenues(2)	$49,163	+/-$51,000

G&A expense, net(3)	$96,408	$96,000-$100,000

Interest expense, net and Preferred stock dividends(4)	$234,146	$250,000-$252,000

Management, transaction and other fees	$27,298	+/-$27,000

Development and Redevelopment spend	$316,300	+/-$325,000

Acquisitions (as incurred)	$538,486	$0
Cap rate (weighted average)	6.0%	0.0%

Dispositions (as incurred)	$109,954	$0
Cap rate (weighted average)(5)	5.6%	0.0%

Share/unit issuances(6)	$299,662	$0

Note: Figures above represent 100% of Regency's consolidated entities and its pro-rata share of unconsolidated real estate partnerships, with the exception of items that are net of noncontrolling interests including per share data, "Development and Redevelopment spend," "Acquisitions," and "Dispositions".

(1)
Core Operating Earnings excludes from Nareit FFO: (i) transaction related income or expenses; (ii) gains or losses from the early extinguishment of debt; (iii) certain non-cash components of earnings derived from straight-line rents, above and below market rent amortization, and debt and derivative mark-to-market amortization; and (iv) other amounts as they occur.
(2)
Includes above and below market rent amortization and straight-line rents, and excludes debt and derivative mark to market amortization.
(3)
Represents 'General & administrative, net' before gains or losses on deferred compensation plan, as reported on supplemental pages 6 and 7 and calculated on a pro -rata basis.
(4)
Includes debt and derivative mark to market amortization, and is net of interest income.
(5)
2025 Disposition cap rate excludes the $11M sale of 101 7th Avenue on 7/1/2025, which was vacant at the time of closing.
(6)
2025 Share/unit issuances reflect (i) ~$100M of common equity raised on a forward basis through the Company's ATM in 4Q24, and (ii) ~$200M from the Company's issuance of operating partnership units for the funding of the 5-asset portfolio acquisition in Orange County, CA in 3Q25.

Conference Call Information

To discuss Regency’s fourth quarter results and provide further business updates, management will host a conference call on Friday, February 6th at 11:00 a.m. ET. Dial-in and webcast information is below.

Fourth Quarter 2025 Earnings Conference Call

Date:	Friday, February 6, 2026
Time:	11:00 a.m. ET
Dial#:	877-407-0789 or 201-689-8562
Webcast:	Fourth Quarter 2025 Webcast Link

Replay: Webcast Archive – Investor Relations page under Events & Webcasts

Supplemental Information v

About Regency Centers Corporation (Nasdaq: REG)

Regency Centers is a preeminent national owner, operator, and developer of shopping centers located in suburban trade areas with compelling demographics. Our portfolio includes thriving properties merchandised with highly productive grocers, restaurants, service providers, and best-in-class retailers that connect to their neighborhoods, communities, and customers. Operating as a fully integrated real estate company, Regency Centers is a qualified real estate investment trust (REIT) that is self-administered, self-managed, and an S&P 500 Index member. For more information, please visit RegencyCenters.com.

Reconciliation of Net Income Attributable to Common Shareholders to Nareit FFO, Core Operating Earnings, and Adjusted Funds from Operations – Actual (in thousands, except per share amounts)

For the Periods Ended December 31, 2025 and 2024	Three Months Ended		Year Ended
	2025	2024	2025	2024
Reconciliation of Net Income Attributable to Common Shareholders to Nareit FFO:

Net Income Attributable to Common Shareholders	$199,068	83,066	$513,810	386,738
Adjustments to reconcile to Nareit Funds From Operations (1):
Depreciation and amortization (excluding FF&E)	109,388	102,816	430,684	422,581
Gain on sale of real estate, net of tax	(93,257)	(1,216)	(100,444)	(35,069)
Provision for impairment of real estate	(30)	14,304	4,606	14,304
Exchangeable operating partnership units	4,177	502	7,069	2,338
Nareit FFO	$219,346	199,472	$855,725	790,892

Nareit FFO per share (diluted)	$1.17	1.09	$4.64	4.30
Weighted average shares (diluted)	186,950	182,900	184,538	184,139

Reconciliation of Nareit FFO to Core Operating Earnings:

Nareit FFO	$219,346	199,472	$855,725	790,892
Adjustments to reconcile to Core Operating Earnings (1):
Not Comparable Items
Merger transition costs	-	649	-	7,718
Loss on early extinguishment of debt	-	-	-	180
Certain Non-Cash Items
Straight-line rent	(7,249)	(6,073)	(27,319)	(22,980)
Uncollectible straight-line rent	688	547	1,299	2,446
Above/below market rent amortization, net	(5,827)	(5,521)	(23,087)	(23,431)
Debt and derivative mark-to-market amortization	2,013	1,504	6,631	5,837
Core Operating Earnings	$208,971	190,578	813,249	760,662

Core Operating Earnings per share (diluted)	$1.12	1.04	$4.41	4.13
Weighted average shares (diluted)	186,950	182,900	184,538	184,139

Reconciliation of Core Operating Earnings to Adjusted Funds from Operations:

Core Operating Earnings	$208,971	190,578	$813,249	760,662
Adjustments to reconcile to Adjusted Funds from Operations (1):
Operating capital expenditures	(47,226)	(47,061)	(137,335)	(138,229)
Debt cost and derivative adjustments	2,225	2,122	9,074	8,391
Stock-based compensation	5,429	4,471	21,648	18,549
Adjusted Funds from Operations	$169,399	150,110	$706,636	649,373
(1)
Includes Regency's consolidated entities and its pro-rata share of unconsolidated real estate partnerships, net of pro-rata share attributable to noncontrolling interests.

Supplemental Information vi

Reconciliation of Net Income Attributable to Common Shareholders to Pro-Rata Same Property NOI - Actual (in thousands)

For the Periods Ended December 31, 2025 and 2024	Three Months Ended		Year Ended
	2025	2024	2025	2024

Net income attributable to common shareholders	$199,068	83,066	$513,810	386,738
Less:
Management, transaction, and other fees	(7,582)	(7,978)	(28,358)	(27,874)
Other (1)	(13,649)	(12,516)	(53,842)	(49,944)
Plus:
Depreciation and amortization	105,936	95,206	405,044	394,714
General and administrative	25,267	26,022	99,407	101,465
Other operating expense	3,447	1,504	8,849	10,867
Other expense, net	30,003	59,362	175,613	154,260
Equity in income of investments in real estate partnerships excluded from NOI (2)	(64,452)	14,601	(24,223)	54,040
Net income attributable to noncontrolling interests	5,653	2,200	13,491	9,452
Preferred stock dividends	3,411	3,411	13,650	13,650
NOI	287,102	264,878	1,123,441	1,047,368

Less non-same property NOI (3)	(11,132)	(780)	(23,633)	(2,678)

Same Property NOI	$275,970	264,098	$1,099,808	1,044,690
% change	4.5%		5.3%

Same Property NOI without Termination Fees	$274,168	261,760	$1,092,860	1,038,218
% change	4.7%		5.3%

Same Property NOI without Termination Fees or Redevelopments	$232,571	225,894	$932,848	896,483
% change	3.0%		4.1%
(1)
Includes straight-line rental income and expense, net of reserves, above and below market rent amortization, other fees, and noncontrolling interests.
(2)
Includes non-NOI expenses incurred at our unconsolidated real estate partnerships, such as, but not limited to, straight-line rental income, above and below market rent amortization, depreciation and amortization, interest expense, and real estate gains and impairments.
(3)
Includes revenues and expenses attributable to Non-Same Property, Projects in Development, corporate activities, and noncontrolling interests.

Same Property NOI is a key non-GAAP pro-rata measure used by management in evaluating the operating performance of Regency’s properties. The Company provides a reconciliation of Net Income Attributable to Common Shareholders to pro-rata Same Property NOI.

Reported results are preliminary and not final until the filing of the Company’s Form 10-K with the SEC and, therefore, remain subject to adjustment.

The Company has published additional financial information in its fourth quarter 2025 supplemental package that may help investors estimate earnings. A copy of the Company’s fourth quarter 2025 supplemental package will be available on the Company's website at investors.regencycenters.com or by written request to: Investor Relations, Regency Centers Corporation, One Independent Drive, Suite 114, Jacksonville, Florida, 32202. The supplemental package contains more detailed financial and property results including financial statements, an outstanding debt summary, acquisition and development activity, investments in partnerships, information pertaining to securities issued other than common stock, property details, a significant tenant rent report and a lease expiration table in addition to earnings and valuation guidance assumptions. The information provided in the supplemental package is unaudited and includes non-GAAP measures, and there can be no assurance that the information will not vary from the final information in the Company’s Form 10-K for the period ended December 31, 2025. Regency may, but assumes no obligation to, update information in the supplemental package from time to time.

Supplemental Information vii

###

Non-GAAP Financial Measures

We believe these non-GAAP measures provide useful information to our Board of Directors, management and investors regarding certain trends relating to our financial condition and results of operations. Our management uses these non-GAAP measures to compare our performance to that of prior periods for trend analyses, purposes of determining management incentive compensation and budgeting, forecasting and planning purposes.

We do not consider non-GAAP measures an alternative to financial measures determined in accordance with GAAP, rather they supplement GAAP measures by providing additional information we believe to be useful to our shareholders. The principal limitation of these non-GAAP financial measures is they may exclude significant expense and income items that are required by GAAP to be recognized in our consolidated financial statements. In addition, they reflect the exercise of management’s judgment about which expense and income items are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, reconciliations of the non-GAAP financial measures we use to their most directly comparable GAAP measures are provided. Non-GAAP financial measures should not be relied upon in evaluating the financial condition, results of operations or future prospects of the Company.

Nareit FFO is a commonly used measure of REIT performance, which the National Association of Real Estate Investment Trusts (“Nareit”) defines as net income, computed in accordance with GAAP, excluding gains on sale and impairments of real estate, net of tax, plus depreciation and amortization related to real estate, and after adjustments for unconsolidated real estate partnerships. Regency computes Nareit FFO for all periods presented in accordance with Nareit's definition. Since Nareit FFO excludes depreciation and amortization and gains on sales and impairments of real estate, it provides a performance measure that, when compared year over year, reflects the impact on operations from trends in percent leased, rental rates, operating costs, acquisition and development activities, and financing costs. This provides a perspective of the Company’s financial performance not immediately apparent from net income determined in accordance with GAAP. Thus, Nareit FFO is a supplemental non-GAAP financial measure of the Company's operating performance, which does not represent cash generated from operating activities in accordance with GAAP; and, therefore, should not be considered a substitute measure of cash flows from operations. The Company provides a reconciliation of Net Income Attributable to Common Shareholders to Nareit FFO.

Core Operating Earnings is an additional performance measure that excludes from Nareit FFO: (i) transaction related income or expenses; (ii) gains or losses from the early extinguishment of debt; (iii) certain non-cash components of earnings derived from above and below market rent amortization, straight-line rents, and amortization of mark-to-market of debt and derivative adjustments; and (iv) other amounts as they occur. The Company provides a reconciliation of Net Income Attributable to Common Shareholders to Nareit FFO to Core Operating Earnings.

Adjusted Funds From Operations is an additional performance measure used by Regency that reflects cash available to fund the Company’s business needs and distribution to shareholders. AFFO is calculated by adjusting Core Operating Earnings ("COE") for (i) capital expenditures necessary to maintain and lease the Company’s portfolio of properties, (ii) debt cost and derivative adjustments and (iii) stock-based compensation. The Company provides a reconciliation of Net Income Attributable to Common Shareholders to Nareit FFO, to Core Operating Earnings, and to Adjusted Funds from Operations.

Pro-rata information: includes 100% of the Company’s consolidated properties plus its economic share (based on the ownership interest) in the unconsolidated real estate investment partnerships. The Company provides Pro-rata financial information because Regency believes it assists investors and analysts in estimating the economic interest in the consolidated and unconsolidated real estate investment partnerships, when read in conjunction with the Company’s reported results under GAAP. The Company believes presenting its Pro-rata share of assets, liabilities, operating results, and other metrics, along with certain other non-GAAP financial measures, makes comparisons of its operating results to those of other REITs more meaningful. The Pro-rata information provided is not, nor is it intended to be, presented in accordance with GAAP. The Pro-rata supplemental details of assets and liabilities and supplemental details of operations reflect the Company’s proportionate economic ownership of the assets, liabilities, and operating results of the properties in our portfolio.

The Pro-rata information is prepared on a basis consistent with the comparable consolidated amounts and is intended to more accurately reflect the Company’s proportionate economic interest in the assets, liabilities, and operating results of properties in its portfolio. The Company does not control the unconsolidated real estate partnerships, and the Pro-rata presentations of the assets and liabilities, and revenues and expenses do not represent our legal claim to such items. The partners are entitled to profit or loss allocations and distributions of cash flows according to the operating agreements, which generally provide for such allocations according to their invested capital. The Company’s share of invested capital establishes the ownership interests Regency uses to prepare its Pro-rata share.

The presentation of Pro-rata information has limitations which include, but are not limited to, the following:

•
The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and
•
Other companies in our industry may calculate their Pro-rata interest differently, limiting the comparability of Pro-rata information.

Because of these limitations, the Pro-rata financial information should not be considered independently or as a substitute for the financial statements as reported under GAAP. The Company compensates for these limitations by relying primarily on our GAAP financial statements, using the Pro-rata information as a supplement.

Supplemental Information viii

Forward-Looking Statements

Certain statements in this document regarding anticipated financial, business, legal or other outcomes including business and market conditions, outlook and other similar statements relating to Regency’s future events, developments, or financial or operational performance or results such as our 2026 Guidance, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “could,” “should,” “would,” “expect,” “estimate,” “believe,” “intend,” “forecast,” “project,” “plan,” “anticipate,” “guidance,” and other similar language. However, the absence of these or similar words or expressions does not mean a statement is not forward-looking. While we believe these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance these expectations will be attained, and it is possible actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Our operations are subject to a number of risks and uncertainties including, but not limited to, those risk factors described in our Securities and Exchange Commission (“SEC”) filings, our Annual Report on Form 10-K for the year ended December 31, 2025 (“2025 Form 10-K”) under Item 1A, as supplemented by the discussion in Item 1A of Part II of our subsequent Quarterly Reports on Form 10-Q. When considering an investment in our securities, you should carefully read and consider these risks, together with all other information in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and our other filings and submissions to the SEC. If any of the events described in the risk factors actually occur, our business, financial condition or operating results, as well as the market price of our securities, could be materially adversely affected. Forward-looking statements are only as of the date they are made, and Regency undertakes no duty to update its forward-looking statements, whether as a result of new information, future events or developments or otherwise, except as to the extent required by law. These risks and events include, without limitation:

Risk Factors Related to the Current Economic and Geopolitical Environments

Macroeconomic, political, and geopolitical conditions and governmental policies may adversely impact consumer confidence and spending and the businesses of our tenants and could, in turn, adversely impact our business. Changes in interest rates may adversely impact our cost to borrow, real estate valuation, stock price, and ability to raise capital through issuance of debt and equity. Unfavorable developments that may affect the banking and financial services industry could adversely affect our business, liquidity and financial condition, and overall results of operations.

Risk Factors Related to Pandemics or other Public Health Crises

Pandemics or other public health crises, may adversely affect our tenants' financial condition, the profitability of our properties, and our access to the capital markets and could have a material adverse effect on our business, results of operations, cash flows and financial condition.

Risk Factors Related to Operating Retail-Based Shopping Centers

Shifts in retail trends, sales, and delivery methods between brick and mortar stores, e-commerce, home delivery, and curbside pick-up, as well as autonomous delivery systems, may adversely impact our revenues, results of operations, and cash flows. Changing economic and retail market conditions in geographic areas where our properties are concentrated may reduce our revenues and cash flow. Our success depends on the continued presence and success of our "anchor" tenants. A percentage of our revenues are derived from "local" tenants and our net income may be adversely impacted if these tenants are not successful, or if the demand for the types or mix of tenants significantly change. We may be unable to collect balances due from tenants in bankruptcy. Many of our costs and expenses associated with operating our properties may remain constant or increase, even if our lease income decreases. Compliance with the Americans with Disabilities Act and other building, fire, and safety regulations may have an adverse effect on us.

Risk Factors Related to Real Estate Investments

Our real estate assets may decline in value and be subject to impairment losses which may reduce our net income. We face risks associated with development, redevelopment, and expansion of properties. We face risks associated with the development of mixed-use commercial properties. We face risks associated with the acquisition of properties. We may be unable to sell properties when desired because of market conditions. Changes in tax laws could impact our acquisition or disposition of real estate.

Risk Factors Related to the Environment Affecting Our Properties

Climate change may adversely impact our properties, some of which may be more vulnerable due to their geographic location, and may lead to additional compliance obligations and costs. Costs of environmental remediation may adversely impact our financial performance and reduce our cash flow.

Risk Factors Related to Corporate Matters

An increased and differing focus on metrics and reporting related to environmental, social and governance ("ESG") factors by investors, lenders and other stakeholders may impose additional costs and expose us to new risks. An uninsured loss or a loss that exceeds the insurance coverage on our properties may subject us to loss of capital and revenue on those properties. Failure to attract and retain key personnel may adversely affect our business and operations.

Supplemental Information ix

Risk Factors Related to Our Partnerships and Joint Ventures

We do not have voting control over all of the properties owned in our real estate partnerships and joint ventures, so we are unable to ensure that our objectives will be pursued. The termination of our partnerships may adversely affect our cash flow, operating results, and our ability to make distributions to stock and unit holders.

Risk Factors Related to Funding Strategies and Capital Structure

Our ability to sell properties and fund acquisitions and developments may be adversely impacted by higher market capitalization rates and lower NOI at our properties which may adversely affect results of operations and financial condition. We depend on external sources of capital, which may not be available in the future on favorable terms or at all. Our debt financing may adversely affect our business and financial condition. Covenants in our debt agreements may restrict our operating activities and adversely affect our financial condition. Increases in interest rates would cause our borrowing costs to rise and negatively impact our results of operations. Hedging activity may expose us to risks, including the risks that a counterparty will not perform and that the hedge will not yield the economic benefits we anticipate, which may adversely affect us.

Risk Factors Related to Information Management and Technology

The unauthorized access, use, theft or destruction of tenant or employee personal, financial or other data, or of Regency's proprietary or confidential information stored in our information systems or by third parties on our behalf, could impact operations, and expose us to potential liabilities and material adverse financial impact. Any actual or perceived failure to comply with new or existing laws, regulations and other requirements relating to the privacy, security and processing of personal information could adversely affect our business, results of operations, or financial condition. The use of technology based on artificial intelligence presents risks relating to confidentiality, creation of inaccurate and flawed outputs and emerging regulatory risk, any or all of which may adversely affect our business and results of operations.

Risk Factors Related to Taxes and the Parent Company’s Qualification as a REIT

If the Parent Company fails to qualify as a REIT for federal income tax purposes, it would be subject to federal income tax at regular corporate rates. Dividends paid by REITs generally do not qualify for reduced tax rates. Certain non-U.S. stockholders may be subject to U.S. federal income tax on gain recognized on a disposition of our common stock if the Parent Company does not qualify as a “domestically controlled” REIT. Legislative or other actions affecting REITs may have a negative effect on us or our investors. Complying with REIT requirements may limit our ability to hedge effectively and may cause us to incur tax liabilities. Partnership tax audit rules could have a material adverse effect.

Risk Factors Related to the Company’s Stock

Restrictions on the ownership of the Parent Company’s capital stock to preserve its REIT status may delay or prevent a change in control. The issuance of the Parent Company's capital stock may delay or prevent a change in control. Ownership in the Parent Company may be diluted in the future. The Parent Company’s amended and restated bylaws provides that the courts located in the State of Florida will be the sole and exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees. There is no assurance that we will continue to pay dividends at current or historical rates.

Supplemental Information x

Financial Results Summary

December 31, 2025

(in thousands, except per share data)

	Three Months Ended		Year Ended
	2025	2024	2025	2024
Financial Results

Net income attributable to common shareholders (page 5)	$199,068	$83,066	$513,810	$386,738
Net income per diluted share	$1.09	$0.46	$2.82	$2.11

Nareit Funds From Operations (Nareit FFO) (page 9)	$219,346	$199,472	$855,725	$790,892
Nareit FFO per diluted share	$1.17	$1.09	$4.64	$4.30

Core Operating Earnings (page 9)	$208,971	$190,578	$813,249	$760,662
Core Operating Earnings per diluted share	$1.12	$1.04	$4.41	$4.13

Same Property NOI without termination fees (page 8)	$274,168	$261,760	$1,092,860	$1,038,218
% growth	4.7%		5.3%

Operating EBITDAre (page 10)	$271,609	$250,374	$1,062,213	$993,276

Dividends declared per common share and unit	$0.755	$0.705	$2.870	$2.715
Payout ratio of Core Operating Earnings per share (diluted)	67.4%	67.8%	65.1%	65.7%

Diluted share and unit count

Weighted average shares (diluted) - Net income	183,112	181,803	182,234	183,040
Weighted average shares and units (diluted) - Nareit FFO and Core Operating Earnings	186,950	182,900	184,538	184,139

__________________________________________________________________________________________________

	As of	As of	As of	As of
	12/31/2025	12/31/2024	12/31/2023	12/31/2022
Capital Information

Market price per common share	$69.03	$73.93	$67.00	$62.50

Common shares outstanding	182,902	181,361	184,581	171,125
Exchangeable units held by noncontrolling interests	3,838	1,097	1,107	741
Common shares and equivalents issued and outstanding	186,740	182,458	185,688	171,866
Market equity value of common shares and equivalents	$12,890,662	$13,489,128	$12,441,131	$10,741,627

Preferred stock(1)	$225,000	$225,000	$225,000	$0
Outstanding debt	5,280,308	4,984,071	4,688,805	4,225,014
Less: cash	(120,661)	(61,884)	(91,354)	(68,776)
Net debt and preferred stock	$5,384,647	$5,147,187	$4,822,451	$4,156,238

Total market capitalization	$18,275,309	$18,636,315	$17,263,582	$14,897,865

Debt metrics (pro-rata; trailing 12 months "TTM")(2)

Net Debt and Preferreds-to-Operating EBITDAre	5.1x	5.2x	5.4x	5.0x
Net Debt and Preferreds-to-Operating EBITDAre, adjusted			5.1x

Fixed charge coverage	4.2x	4.3x	4.7x	4.7x

(1)
Regency has outstanding 4.6M shares of 6.25% Series A Cumulative Redeemable Preferred Stock with a liquidation preference of $115M and callable on demand, and 4.4M shares of 5.875% Series B Cumulative Redeemable Preferred Stock with a liquidation preference of $110M and callable on demand.
(2)
In light of the merger with UBP on August 18, 2023, adjusted debt metric calculations include legacy Regency results for the trailing 12 months and the annualized contribution from UBP post merger.

Supplemental Information 1

Real Estate Portfolio Summary

December 31, 2025

(GLA in thousands)

Consolidated and 100% of Real Estate Partnerships	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024

Number of properties	481	485	483	483	482

Number of retail operating properties	473	478	476	475	474

Number of same properties	459	466	469	470	397

Number of properties in development(1)	8	7	5	6	6

Gross Leasable Area (GLA) - All properties	58,377	58,615	57,643	57,654	57,315

GLA - Retail operating properties	57,411	57,732	57,006	56,863	56,523

GLA - Same properties	55,147	55,778	55,675	55,735	50,219

GLA - Properties in development(1)	967	883	598	752	752

Consolidated and Pro-Rata Share of Real Estate Partnerships

GLA - All properties	50,489	50,218	49,166	49,217	48,814

GLA - Retail operating properties	49,522	49,335	48,529	48,502	48,100

GLA - Same properties(2)	47,519	47,502	47,343	47,363	47,343

Anchor Spaces (≥ 10,000 SF)(2)	29,081	29,055	29,069	29,068	29,069

Shop Spaces (< 10,000 SF)(2)	18,438	18,447	18,275	18,296	18,274

GLA - Properties in development(1)	967	883	598	675	675

% leased - All properties	96.1%	96.0%	96.2%	96.3%	96.3%

% leased - Retail operating properties	96.6%	96.5%	96.4%	96.5%	96.5%

% leased - Same properties(2)	96.5%	96.4%	96.6%	96.6%	96.6%

Anchor Spaces (≥ 10,000 SF)(2)	97.9%	98.0%	98.2%	98.5%	98.6%

Shop Spaces (< 10,000 SF)(2)	94.2%	93.8%	93.9%	93.7%	93.5%

% commenced - Same properties(2)(3)	94.1%	94.3%	94.0%	93.5%	93.4%

Same property NOI Growth without Termination Fees - YTD (see page 8)	5.3%	5.5%	5.8%	4.3%	3.1%

Same property NOI Growth without Termination Fees or Redevelopments - YTD (see page 8)	4.1%	4.5%	4.9%	3.6%	2.3%

Rent spreads - Trailing 12 months(4) (see page 19)	10.8%	10.5%	9.7%	9.5%	9.5%

(1)
Includes current ground-up developments.
(2)
Prior periods adjusted for current same property pool.
(3)
Excludes leases that are signed but have not yet commenced.
(4)
Retail operating properties only. Rent spreads are calculated on a comparable-space, cash basis for new and renewal leases executed.

Amounts may not total due to rounding.

Supplemental Information 2

Consolidated Balance Sheets

December 31, 2025 and December 31, 2024

(in thousands)

	2025	2024
	(unaudited)
Assets:
Net real estate investments:
Real estate assets at cost	$14,561,924	13,698,419
Less: accumulated depreciation	3,267,728	2,960,399
Real estate assets, net	11,294,196	10,738,020
Investments in sales-type lease, net	16,727	16,291
Investments in real estate partnerships	349,856	399,044
Net real estate investments	11,660,779	11,153,355

Properties held for sale, net	-	-
Cash, cash equivalents, and restricted cash	120,661	61,884

Tenant receivables, net	29,578	35,306
Straight-line rent receivables, net	180,871	157,507
Other receivables	63,413	62,682
Tenant and other receivables	273,862	255,495

Deferred leasing costs, net	97,253	79,911
Acquired lease intangible assets, net	254,201	229,983
Right of use assets, net	315,804	322,287
Other assets	278,723	289,046

Total assets	$13,001,283	12,391,961

Liabilities and Equity:
Liabilities:
Notes payable, net	$4,619,301	4,343,700
Unsecured credit facility	120,000	65,000
Total notes payable	4,739,301	4,408,700

Accounts payable and other liabilities	391,847	392,302
Acquired lease intangible liabilities, net	356,454	364,608
Lease liabilities	242,368	244,861
Tenants' security, escrow deposits, and prepaid rent	89,707	81,183
Total liabilities	5,819,677	5,491,654

Equity:
Shareholders' Equity:
Preferred stock	225,000	225,000
Common stock	1,829	1,814
Treasury stock	(31,075)	(28,045)
Additional paid in capital	8,704,138	8,503,227
Accumulated other comprehensive (loss) income	(4,220)	2,226
Distributions in excess of net income	(1,988,782)	(1,980,076)
Total shareholders' equity	6,906,890	6,724,146

Noncontrolling Interests:
Exchangeable operating partnership units	144,940	40,744
Limited partners' interests in consolidated partnerships	129,776	135,417
Total noncontrolling interests	274,716	176,161
Total equity	7,181,606	6,900,307

Total liabilities and equity	$13,001,283	12,391,961

These consolidated balance sheets should be read in conjunction with the Company's most recent Form 10-Q and Form 10-K filed with the Securities and Exchange Commission.

Supplemental Information 3

Supplemental Details of Assets and Liabilities (Real Estate Partnerships Only)

December 31, 2025 and December 31, 2024

(in thousands)

	Noncontrolling Interests		Share of Unconsolidated Real Estate Partnerships
	2025	2024	2025	2024
Assets:
Real estate assets at cost	$(115,552)	(111,047)	$1,305,006	1,385,178
Less: accumulated depreciation	(18,280)	(18,237)	504,568	519,397
Real estate assets, net	(97,272)	(92,810)	800,438	865,781
Investments in sales-type lease, net	(2,878)	(2,798)	38,045	36,444
Net real estate investments	(100,150)	(95,608)	838,483	902,225

Cash, cash equivalents, and restricted cash	(51,238)	(65,217)	12,005	22,323

Tenant receivables, net	(391)	(304)	3,411	3,771
Straight-line rent receivables, net	(2,468)	(2,707)	21,809	22,813
Other receivables	(1,238)	(342)	786	2,122
Tenant and other receivables	(4,097)	(3,353)	26,006	28,706

Deferred leasing costs, net	(2,432)	(2,004)	15,396	17,586
Acquired lease intangible assets, net	(832)	(1,037)	7,549	8,612
Right of use assets, net	(1,570)	(1,626)	4,665	4,834
Other assets	(320)	(694)	26,026	31,476

Total assets	$(160,639)	(169,539)	$930,130	1,015,762

Liabilities:
Notes payable, net	$(25,297)	(27,191)	$541,006	575,371
Accounts payable and other liabilities	(2,989)	(4,250)	25,952	28,104
Acquired lease intangible liabilities, net	(131)	(195)	5,624	5,491
Lease liabilities	(2,037)	(2,056)	3,139	3,267
Tenants' security, escrow deposits, and prepaid rent	(409)	(430)	4,553	4,485

Total liabilities	$(30,863)	(34,122)	$580,274	616,718

Note

Noncontrolling interests represent limited partners' interests in consolidated Real Estate Partnerships' activities and Share of Unconsolidated Real Estate Partnerships represents the Company's share of investments in unconsolidated Real Estate Partnerships' activities, of which each are included on a single line presentation in the Company's consolidated financial statements in accordance with GAAP.

Supplemental Information 4

Consolidated Statements of Operations

For the Periods Ended December 31, 2025 and 2024

(in thousands)

(unaudited)

	Three Months Ended		Year Ended
	2025	2024	2025	2024
Revenues:
Lease income	$393,480	361,371	$1,511,425	1,411,379
Other property income	3,132	3,187	13,741	14,651
Management, transaction, and other fees	7,582	7,978	28,358	27,874
Total revenues	404,194	372,536	1,553,524	1,453,904

Operating Expenses:
Depreciation and amortization	105,936	95,206	405,044	394,714
Property operating expense	70,188	65,395	264,877	248,637
Real estate taxes	51,342	48,901	192,282	184,415
General and administrative	25,267	26,022	99,407	101,465
Other operating expenses	3,447	1,504	8,849	10,867
Total operating expenses	256,180	237,028	970,459	940,098

Other Expense, net:
Interest expense, net	49,940	47,051	199,548	180,119
Provision for impairment of real estate	(30)	14,304	4,606	14,304
Gain on sale of real estate, net of tax	(18,459)	(318)	(24,464)	(34,162)
Loss on early extinguishment of debt	-	-	-	180
Net investment income	(1,448)	(1,675)	(4,077)	(6,181)
Total other expense, net	30,003	59,362	175,613	154,260

Income before equity in income of
investments in real estate partnerships	118,011	76,146	407,452	359,546

Equity in income of investments in real estate partnerships	90,121	12,531	133,499	50,294

Net income	208,132	88,677	540,951	409,840

Noncontrolling Interests:
Exchangeable operating partnership units	(4,177)	(502)	(7,069)	(2,338)
Limited partners' interests in consolidated partnerships	(1,476)	(1,698)	(6,422)	(7,114)
Net income attributable to noncontrolling interests	(5,653)	(2,200)	(13,491)	(9,452)

Net income attributable to the Company	202,479	86,477	527,460	400,388

Preferred stock dividends	(3,411)	(3,411)	(13,650)	(13,650)
Net income attributable to common shareholders	$199,068	83,066	$513,810	386,738

These consolidated statements of operations should be read in conjunction with the Company's most recent Form 10-Q and Form 10-K filed with the Securities and Exchange Commission.
Supplemental Information 5

Supplemental Details of Operations (Consolidated Only)

For the Periods Ended December 31, 2025 and 2024

(in thousands)

		Three Months Ended		Year Ended
		2025	2024	2025	2024
	Revenues:
*	Base rent	$271,551	250,774	$1,049,767	986,916
*	Recoveries from tenants	100,856	90,522	376,248	345,145
*	Percentage rent	2,358	1,819	13,916	13,777
*	Termination fees	1,786	2,071	6,759	5,981
*	Uncollectible lease income	(887)	109	(2,793)	(3,324)
*	Other lease income	5,295	4,800	18,605	17,741
	Straight-line rent on lease income	6,358	5,423	24,495	20,300
	Above/below market rent amortization	6,163	5,853	24,428	24,843
	Lease income, net	393,480	361,371	1,511,425	1,411,379

*	Other property income	3,132	3,187	13,741	14,651

	Property management fees	4,127	4,002	16,323	15,767
	Asset management fees	1,727	1,633	6,967	6,548
	Leasing commissions and other fees	1,728	2,343	5,068	5,559
	Management, transaction, and other fees	7,582	7,978	28,358	27,874

	Total revenues	$404,194	372,536	$1,553,524	1,453,904

	Operating Expenses:
	Depreciation and amortization (including FF&E)	$105,936	95,206	$405,044	394,714

*	Operating and maintenance	65,970	61,175	247,582	231,233
*	Ground rent	3,313	3,323	13,755	13,882
*	Termination expense	35	25	59	30
	Straight-line rent on ground rent	334	336	1,343	1,350
	Above/below market ground rent amortization	536	536	2,138	2,142
	Property operating expense	70,188	65,395	264,877	248,637

*	Real estate taxes	51,342	48,901	192,282	184,415

	Gross general & administrative	29,945	27,646	102,715	97,433
	Stock-based compensation	5,429	4,471	21,648	18,549
	Capitalized direct overhead costs	(11,419)	(7,736)	(28,228)	(19,773)
	General & administrative, net (1)	23,955	24,381	96,135	96,209
	Loss on deferred compensation plan (2)	1,312	1,641	3,272	5,256
	General & administrative	25,267	26,022	99,407	101,465

	Other expenses	1,828	141	6,549	2,268
	Development pursuit costs (income), net	1,619	714	2,300	881
	Merger transition costs	-	649	-	7,718
	Other operating expenses	3,447	1,504	8,849	10,867

	Total operating expenses	$256,180	237,028	$970,459	940,098

	Other Expense, net:
	Gross interest expense	$51,659	46,927	$202,537	183,305
	Derivative amortization	107	225	784	728
	Debt cost amortization	1,932	1,688	7,497	6,830
	Debt and derivative mark-to-market amortization	2,008	1,423	6,711	5,515
	Capitalized interest	(2,987)	(1,815)	(10,289)	(6,627)
	Interest income	(2,779)	(1,397)	(7,692)	(9,632)
	Interest expense, net	49,940	47,051	199,548	180,119

	Provision for impairment of real estate	(30)	14,304	4,606	14,304
	Gain on sale of real estate, net of tax	(18,459)	(318)	(24,464)	(34,162)
	Loss on early extinguishment of debt	-	-	-	180
	Net investment income (2)	(1,448)	(1,675)	(4,077)	(6,181)

	Total other expense, net	$30,003	59,362	$175,613	154,260

	Consolidated NOI	$263,431	239,858	$1,022,565	951,327

* Component of Net Operating Income

(1)
General & administrative, net is referenced and reflected as G&A expense, net in earnings guidance on page 27.
(2)
The change in value of participant obligations within Regency’s non-qualified deferred compensation plan is included in General and administrative expense, which is offset by changes in value of assets held in the plan which is included in Net investment (income) expense.

These consolidated supplemental details of operations should be read in conjunction with the Company's most recent Form 10-Q and Form 10-K filed with the Securities and Exchange Commission.

Supplemental Information 6

Supplemental Details of Operations (Real Estate Partnerships Only)

For the Periods Ended December 31, 2025 and 2024

(in thousands)

		Noncontrolling Interests				Share of Unconsolidated Real Estate Partnerships
		Three Months Ended		Year Ended		Three Months Ended		Year Ended
		2025	2024	2025	2024	2025	2024	2025	2024
	Revenues:
*	Base rent	$(2,184)	(2,286)	$(9,031)	(8,991)	$26,304	27,812	$109,984	107,187
*	Recoveries from tenants	(716)	(736)	(2,589)	(2,730)	9,682	9,694	38,917	36,231
*	Percentage rent	(3)	(3)	(31)	(8)	264	209	1,933	1,759
*	Termination fees	2	(8)	(207)	(11)	51	292	425	540
*	Uncollectible lease income	2	(1)	43	40	(291)	150	(296)	(574)
*	Other lease income	(35)	(39)	(150)	(152)	381	405	1,549	1,597
	Straight-line rent on lease income	(69)	(62)	(213)	(788)	510	574	2,942	2,681
	Above/below market rent amortization	-	3	18	(5)	210	211	819	774
	Lease income	(3,003)	(3,132)	(12,160)	(12,645)	37,111	39,347	156,273	150,195

*	Other property income	(43)	(1)	(114)	(7)	536	248	1,191	806

	Asset management fees	-	-	-	-	(266)	(256)	(1,060)	(963)

	Total revenues	$(3,046)	(3,133)	(12,274)	(12,652)	$37,381	39,339	156,404	150,038

	Operating Expenses:
	Depreciation and amortization (including FF&E)	(877)	(826)	(3,419)	(3,291)	5,084	9,012	31,748	33,711

*	Operating and maintenance	(524)	(532)	(2,158)	(1,965)	6,448	6,683	25,098	24,337
*	Ground rent	(43)	(31)	(150)	(125)	70	66	284	268
*	Termination expense	(2)	-	(2)	-	-	-	-	-

	Straight-line rent on ground rent	(13)	(13)	(52)	(52)	-	-	-	20
	Above/below market ground rent amortization	-	-	-	-	10	10	40	39
	Property operating expense	(582)	(576)	(2,362)	(2,142)	6,528	6,759	25,422	24,664

*	Real estate taxes	(410)	(399)	(1,369)	(1,476)	4,740	4,929	19,045	18,607

	General & administrative, net (1)	-	-	-	-	57	80	273	310

	Other operating expenses	652	742	2,771	2,982	382	1,006	1,453	2,313

	Total operating expenses	$(1,217)	(1,059)	(4,379)	(3,927)	$16,791	21,786	77,941	79,605

	Other Expense, net:
	Gross interest expense	(352)	(384)	(1,479)	(1,640)	5,605	7,326	22,423	22,127
	Debt cost amortization	(10)	(13)	(43)	(55)	196	222	836	889
	Debt and derivative mark-to-market amortization	(14)	(13)	(55)	(54)	19	94	(25)	376
	Capitalized interest	-	-	-	-	(420)	(1,483)	(1,680)	(1,483)
	Interest income	23	34	104	138	(129)	(239)	(606)	(863)
	Interest expense, net	(353)	(376)	(1,473)	(1,611)	5,271	5,920	20,948	21,046

	Gain on sale of real estate	-	-	-	-	(74,798)	(898)	(75,980)	(907)
	Net investment income	-	-	-	-	(4)	-	(4)	-

	Total other expense, net	$(353)	(376)	(1,473)	(1,611)	$(69,531)	5,022	(55,036)	20,139

	Share of NOI	$(1,998)	(2,112)	(8,400)	(8,293)	$25,669	27,132	109,276	104,334

* Component of Net Operating Income

(1)
General & administrative, net is referenced and reflected as G&A expense, net in earnings guidance on page 27.

Note

Noncontrolling interests represent limited partners’ interests in consolidated Real Estate Partnerships’ activities and Share of Share of Unconsolidated Real Estate Partnerships represents the Company’s share of investments in unconsolidated Real Estate Partnerships’ activities, of which each are included on a single line presentation in the Company’s consolidated financial statements in accordance with GAAP.

Supplemental Information 7

Supplemental Details of Same Property NOI (Pro-Rata)

For the Periods Ended December 31, 2025 and 2024

(in thousands)

	Three Months Ended		Year Ended
	2025	2024	2025	2024
Same Property NOI Detail:

Real Estate Revenues:
Base rent	$286,390	275,662	$1,130,009	1,085,391
Recoveries from tenants	106,812	99,007	404,326	378,076
Percentage rent	2,580	2,017	15,468	15,210
Termination fees	1,837	2,363	6,983	6,502
Uncollectible lease income	(840)	153	(2,644)	(3,695)
Other lease income	5,641	5,219	20,131	19,412
Other property income	2,863	2,731	11,932	11,655
Total real estate revenues	405,283	387,152	1,586,205	1,512,551

Real Estate Operating Expenses:
Operating and maintenance	71,059	66,789	265,592	252,950
Termination expense	35	25	35	30
Real estate taxes	54,559	52,740	205,725	199,700
Ground rent	3,660	3,500	15,045	15,181
Total real estate operating expenses	129,313	123,054	486,397	467,861

Same Property NOI	$275,970	264,098	$1,099,808	1,044,690
% change	4.5%		5.3%

Same Property NOI without Termination Fees	$274,168	261,760	$1,092,860	1,038,218
% change	4.7%		5.3%

Same Property NOI without Termination Fees or Redevelopments	$232,571	225,894	$932,848	896,483
% change	3.0%		4.1%

Percent Contribution to Same Property NOI Performance:
Base rent	4.1%		4.3%
Uncollectible lease income	-0.4%		0.1%
Net expense recoveries	0.6%		0.8%
Other lease / property income	0.2%		0.1%
Percentage rent	0.2%		0.0%
Same Property NOI without Termination Fees (% impact)	4.7%		5.3%

Reconciliation of Net Income Attributable to Common Shareholders to Same Property NOI:

Net income attributable to common shareholders	$199,068	83,066	$513,810	386,738
Less:
Management, transaction, and other fees	(7,582)	(7,978)	(28,358)	(27,874)
Other (1)	(13,649)	(12,516)	(53,842)	(49,944)
Plus:
Depreciation and amortization	105,936	95,206	405,044	394,714
General and administrative	25,267	26,022	99,407	101,465
Other operating expense	3,447	1,504	8,849	10,867
Other expense, net	30,003	59,362	175,613	154,260
Equity in income of investments in real estate partnerships excluded from NOI (2)	(64,452)	14,601	(24,223)	54,040
Net income attributable to noncontrolling interests	5,653	2,200	13,491	9,452
Preferred stock dividends and issuance costs	3,411	3,411	13,650	13,650
NOI	287,102	264,878	1,123,441	1,047,368

Less non-same property NOI (3)	(11,132)	(780)	(23,633)	(2,678)
Same Property NOI	$275,970	264,098	$1,099,808	1,044,690

Less: Termination fees	(1,802)	(2,338)	(6,948)	(6,472)
Pro-rata same property NOI excluding termination fees	$274,168	261,760	$1,092,860	1,038,218
(1)
Includes straight-line rental income and expense, net of reserves, above and below market rent amortization, other fees, and noncontrolling interests.
(2)
Includes non-NOI income and expenses incurred at our unconsolidated Real Estate Partnerships, such as, but not limited to, straight-line rental income, above and below market rent amortization, depreciation and amortization, interest expense, and real estate gains and impairments.
(3)
Includes revenues and expenses attributable to Non-Same Property, Projects in Development, corporate activities, and noncontrolling interests.

Supplemental Information 8

Reconciliations of Non-GAAP Financial Measures

For the Periods Ended December 31, 2025 and 2024

(in thousands, except per share data)

	Three Months Ended		Year Ended
	2025	2024	2025	2024

Reconciliation of Net Income Attributable to Common Shareholders to Nareit FFO:

Net Income Attributable to Common Shareholders	$199,068	83,066	$513,810	386,738
Adjustments to reconcile to Nareit Funds From Operations (1):
Depreciation and amortization (excluding FF&E)	109,388	102,816	430,684	422,581
Gain on sale of real estate, net of tax	(93,257)	(1,216)	(100,444)	(35,069)
Provision for impairment of real estate	(30)	14,304	4,606	14,304
Exchangeable operating partnership units	4,177	502	7,069	2,338
Nareit FFO	$219,346	199,472	$855,725	790,892

Nareit FFO per share (diluted)	$1.17	1.09	$4.64	4.30
Weighted average shares (diluted)	186,950	182,900	184,538	184,139

Reconciliation of Nareit FFO to Core Operating Earnings:

Nareit FFO	$219,346	199,472	$855,725	790,892
Adjustments to reconcile to Core Operating Earnings (1):
Not Comparable Items
Merger transition costs	-	649	-	7,718
Loss on early extinguishment of debt	-	-	-	180
Certain Non-Cash Items
Straight-line rent	(7,249)	(6,073)	(27,319)	(22,980)
Uncollectible straight-line rent	688	547	1,299	2,446
Above/below market rent amortization, net	(5,827)	(5,521)	(23,087)	(23,431)
Debt and derivative mark-to-market amortization	2,013	1,504	6,631	5,837
Core Operating Earnings	$208,971	190,578	$813,249	760,662

Core Operating Earnings per share (diluted)	$1.12	1.04	$4.41	4.13
Weighted average shares (diluted)	186,950	182,900	184,538	184,139

Reconciliation of Core Operating Earnings to AFFO:

Core Operating Earnings	$208,971	190,578	$813,249	760,662
Adjustments to reconcile to AFFO (1):
Operating capital expenditures	(47,226)	(47,061)	(137,335)	(138,229)
Debt cost and derivative adjustments	2,225	2,122	9,074	8,391
Stock-based compensation	5,429	4,471	21,648	18,549
AFFO	$169,399	150,110	$706,636	649,373
(1)
Includes Regency’s consolidated entities and its pro-rata share of unconsolidated Real Estate Partnerships, net of pro-rata share attributable to noncontrolling interests, which can be found on page 4 and 7.
Supplemental Information 9

Capital Expenditures and Additional Disclosures

For the Periods Ended December 31, 2025 and 2024

(in thousands)

	Three Months Ended		Year Ended
	2025	2024	2025	2024
Capital Expenditures:

Operating Properties (1)
Tenant allowance and landlord work	$20,062	20,652	$71,298	80,437
Leasing commissions	6,165	5,342	22,053	17,611
Leasing Capital Expenditures	26,227	25,994	93,351	98,048

Building improvements	20,999	21,067	43,984	40,181
Operating Capital Expenditures	$47,226	47,061	$137,335	138,229

Development & Redevelopment Properties (1)
Ground-up development	$52,757	19,476	$167,135	73,620
Redevelopment	38,772	50,863	149,165	155,227
Development & Redevelopment Expenditures	$91,529	70,339	$316,300	228,847

Reconciliation of Net Income to Nareit EBITDAre:

Net Income	$208,132	88,677	$540,951	409,840
Adjustments to reconcile to Nareit EBITDAre (2):
Interest expense	58,119	54,607	228,794	211,660
Income tax expense	69	228	764	924
Depreciation and amortization	111,020	104,218	436,792	428,425
Gain on sale of real estate, net of tax	(93,257)	(1,216)	(100,444)	(35,069)
Provision for impairment of real estate	(30)	14,304	4,606	14,304
Nareit EBITDAre	$284,053	260,818	$1,111,463	1,030,084

Reconciliation of Nareit EBITDAre to Operating EBITDAre:

Nareit EBITDAre	$284,053	260,818	$1,111,463	1,030,084
Adjustments to reconcile to Operating EBITDAre (2):
Merger transition costs	-	649	-	7,718
Loss on early extinguishment of debt	-	-	-	180
Straight-line rent, net	(6,617)	(5,575)	(26,181)	(21,270)
Above/below market rent amortization, net	(5,827)	(5,518)	(23,069)	(23,436)
Operating EBITDAre	$271,609	250,374	$1,062,213	993,276
(1)
Includes Regency's consolidated entities and its pro-rata share of unconsolidated Real Estate Partnerships, net of pro-rata share attributable to noncontrolling interests.
(2)
Includes Regency's consolidated entities and its pro-rata share of unconsolidated Real Estate Partnerships.

Supplemental Information 10

Summary of Consolidated Debt

December 31, 2025 and December 31, 2024

(in thousands)

Total Debt Outstanding:	12/31/2025	12/31/2024
Notes Payable:
Fixed rate mortgage loans(1)	$746,437	$610,234
Variable rate mortgage loans	-	9,586
Fixed rate unsecured public debt	3,673,647	3,526,128
Fixed rate unsecured private debt	199,217	197,752
Unsecured credit facility:
Revolving line of credit	120,000	65,000
Total	$4,739,301	$4,408,700

Schedule of Maturities by Year:	Scheduled Principal Payments	Mortgage Loan Maturities	Unsecured Maturities (2)	Total	Weighted Average Contractual Interest Rate on Maturities
2026	$12,836	147,848	200,000	360,684	3.94%
2027	10,051	222,558	525,000	757,609	3.65%
2028	8,365	51,939	420,000	480,304	4.40%
2029	5,619	97,120	425,000	527,739	3.19%
2030	5,445	2,163	600,000	607,608	3.70%
2031	5,263	30,904	-	36,167	3.68%
2032	3,120	57,121	400,000	460,241	4.84%
2033	2,992	-	-	2,992
2034	3,117	-	400,000	403,117	5.25%
2035	3,247	-	325,000	328,247	5.10%
>10 years	6,471	102,652	725,000	834,123	4.65%
Unamortized debt premium/(discount), net of issuance costs	-	(32,394)	(27,136)	(59,530)
	$66,526	679,911	3,992,864	4,739,301	4.20%

Percentage of Total Debt:	12/31/2025	12/31/2024
Fixed	97.5%	98.3%
Variable	2.5%	1.7%

Current Weighted Average Contractual Interest Rates:(3)
Fixed	4.2%	4.1%
Variable	4.4%	5.5%
Combined	4.2%	4.1%

Current Weighted Average Effective Interest Rate:(4)
Combined	4.5%	4.4%

Average Years to Maturity:
Fixed	7.2	7.4
Variable	2.3	3.2
(1)
Includes variable rate mortgage loans that have been fixed through interest rate swaps.
(2)
Includes unsecured public and private placement debt and any drawn balance on unsecured revolving line of credit.
(3)
Interest rates are calculated as of the quarter end.
(4)
Effective interest rates are calculated in accordance with US GAAP, as of the quarter end, and include the impact of debt premium/(discount) amortization, issuance cost amortization, interest rate swaps, and facility fees.

Supplemental Information 11

Details of Consolidated Debt

December 31, 2025 and December 31, 2024

(in thousands)

		Contractual		Effective
Lender	Collateral	Rate		Rate(1)	Maturity	12/31/2025	12/31/2024
Secured Debt - Fixed Rate Mortgage Loans
Metropolitan Life Insurance Company	Westbury Plaza	3.76%			02/01/26	$88,000	$88,000
M&T Bank	Cos Cob Plaza & Greenwich Commons	3.48%			10/01/26	8,037	8,409
PNC Bank	The Longmeadow Shops	5.56%			12/01/26	13,000	13,000
Santander Bank	Baederwood Shoppes	3.28%			12/19/26	24,365	24,365
TD Bank	Black Rock Shopping Center	6.03%			12/31/26	14,939	15,148
Voya Retire Insurance and Annuity Co.	Meadtown Shopping Center	3.85%			01/01/27	8,765	9,070
Voya Retire Insurance and Annuity Co.	Midland Park Shopping Center	3.85%			01/01/27	16,588	17,166
Voya Retire Insurance and Annuity Co.	Valley Ridge Shopping Center	3.85%			01/01/27	15,702	16,249
Voya Retire Insurance and Annuity Co.	Cedar Hill Shopping Center	3.85%			01/01/27	6,585	6,815
The Guardian Life Insurance of America	Willa Springs	3.81%			03/01/27	16,700	16,700
The Guardian Life Insurance of America	Alden Bridge	3.81%			03/01/27	26,000	26,000
The Guardian Life Insurance of America	Bethany Park Place	3.81%			03/01/27	10,200	10,200
The Guardian Life Insurance of America	Blossom Valley	3.81%			03/01/27	22,300	22,300
The Guardian Life Insurance of America	Dunwoody Hall	3.81%			03/01/27	13,800	13,800
The Guardian Life Insurance of America	Hasley Canyon Village	3.81%			03/01/27	16,000	16,000
PNC Bank	Fellsway Plaza	4.06%			06/02/27	33,727	34,300
M&T Bank	Ridgeway Shopping Center	3.40%			07/01/27	40,688	41,940
New York Life Insurance	Oak Shade Town Center	6.05%			05/10/28	2,369	3,253
Provident Bank	Washington Commons	4.83%			08/15/28	8,210	8,494
TD Bank	Brick Walk Shopping Center	6.71%			09/19/28	30,234	30,591
New York Life Insurance	Von's Circle Center	5.20%			10/10/28	2,634	3,475
Bank of New York Mellon	Putnam Plaza	4.81%			10/17/28	16,531	-
American United Life Insurance Company	Ferry Plaza	4.63%			04/01/29	8,131	8,471
M&T Bank	Old Kings Market	4.82%			04/03/29	22,111	22,607
Bank of New York Mellon	Lakeview Shopping Center	3.63%			06/25/29	10,407	10,680
State Farm	Brentwood Place	3.50%			09/01/29	43,500	-
The Prudential Insurance Company of America	Shops at Erwin Mill	5.71%			09/05/29	12,000	12,000
Bank of New York Mellon	McLean Plaza	5.74%			11/18/29	5,000	5,000
Tanglewood Shopping Center Co.	Tanglewood Shopping Center	5.05%			03/29/30	513	513
Tanglewood Shopping Center Co.	Tanglewood Shopping Center	4.55%			03/29/30	1,650	1,650
Security Life of Denver Insurance Co.	Newfield Green	3.89%			08/01/31	18,175	18,737
American United Life Insurance Company	South Pass Village	3.50%			11/01/31	19,258	19,705
RGA Reinsurance Company	Boonton Shopping Center	3.45%			01/01/32	10,123	10,358
Bank of New York Mellon	The Dock-Dockside & The Dock-Railside	3.05%			01/31/32	32,125	32,908
Bank of New York Mellon	High Ridge Center	5.55%			02/20/32	10,000	-
City of Rollingwood	Shops at Mira Vista	8.00%			03/01/32	137	151
John Hancock	Terrace Shops	3.87%			06/01/32	14,007	-
First County Bank	Old Greenwich CVS	5.63%			06/01/37	799	846
John Hancock	Sendero Marketplace	4.45%			07/01/37	6,567	-
John Hancock	Sendero Marketplace	4.52%			07/01/37	37,971	-
State Farm	Bridgepark Plaza	3.63%			03/01/38	17,383	-
John Hancock	Mercantile East	4.07%			08/01/38	33,000	-
John Hancock	Mercantile West	4.26%			10/01/38	40,600	-
JTS Capital	High Ridge Center	3.65%			03/01/25	-	8,825
PNC Bank	Circle Marina Center	2.54%			03/17/25	-	24,000
Prudential Insurance Company of America	Country Walk Plaza	3.91%			11/05/25	-	16,000
Unamortized discount on assumed debt of acquired properties, net of issuance costs						(32,394)	(7,492)
Total Fixed Rate Mortgage Loans		4.12%		4.68%		$746,437	$610,234

Unsecured Debt
Debt Placement (5/11/16)	Fixed-rate unsecured	3.81%			05/11/26	$100,000	$100,000
Debt Placement (8/11/16)	Fixed-rate unsecured	3.91%			08/11/26	100,000	100,000
Debt Offering (1/17/17)	Fixed-rate unsecured	3.60%			02/01/27	525,000	525,000
Debt Offering (3/9/18)	Fixed-rate unsecured	4.13%			03/15/28	300,000	300,000
Debt Offering (8/13/19)	Fixed-rate unsecured	2.95%			09/15/29	425,000	425,000
Debt Offering (5/13/20)	Fixed-rate unsecured	3.70%			06/15/30	600,000	600,000
Debt Offering (5/8/25)	Fixed-rate unsecured	5.00%			07/15/32	400,000	-
Debt Offering (1/18/24)	Fixed-rate unsecured	5.25%			01/15/34	400,000	400,000
Debt Offering (8/15/24)	Fixed-rate unsecured	5.10%			01/15/35	325,000	325,000
Debt Offering (1/17/17)	Fixed-rate unsecured	4.40%			02/01/47	425,000	425,000
Debt Offering (3/6/19)	Fixed-rate unsecured	4.65%			03/15/49	300,000	300,000
Debt Offering (8/17/15)	Fixed-rate unsecured	3.90%			11/03/25	-	250,000
Revolving Line of Credit	Variable-rate unsecured	Adjusted SOFR + 0.685%	(2)		03/23/28	120,000	65,000
Unamortized debt discount and issuance costs						(27,136)	(26,120)
Total Unsecured Debt, Net of Discounts		4.20%		4.35%		$3,992,864	$3,788,880

Variable Rate Mortgage Loans
PNC Bank	Market at Springwoods Village	SOFR + 1.40%			03/28/27	$-	$3,750
Wells Fargo Bank	Orangetown Shopping Center	SOFR + 2.33%			10/01/28	-	5,885
Unamortized debt discount and issuance costs						-	(49)
Total Variable Rate Mortgage Loans						$-	$9,586

		4.20%		4.51%		$4,739,301	$4,408,700
(1)
Effective interest rates are calculated in accordance with US GAAP, as of the quarter end, and include the impact of debt premium/(discount) amortization, issuance cost amortization, interest rate swaps, and facility and unused fees.
(2)
The interest rate is SOFR plus a 0.100% market adjustment ("Adjusted SOFR") plus our applicable margin of 0.685%. Rate applies to drawn balance only. Additional annual facility fee of 0.115% applies to entire $1.5 billion line of credit. Expiration is subject to two additional six-month periods at the Company’s option.

Supplemental Information 12

Summary of Unsecured Debt Covenants and Leverage Ratios

December 31, 2025

(in thousands)

Outstanding Unsecured Public Debt:	Origination	Maturity	Rate	Balance
	01/17/17	02/01/27	3.600%	$525,000
	03/09/18	03/15/28	4.125%	$300,000
	08/20/19	09/15/29	2.950%	$425,000
	05/13/20	06/15/30	3.700%	$600,000
	05/13/25	07/15/32	5.000%	$400,000
	01/18/24	01/15/34	5.250%	$400,000
	08/15/24	01/15/35	5.100%	$325,000
	01/17/17	02/01/47	4.400%	$425,000
	03/06/19	03/15/49	4.650%	$300,000

Unsecured Public Debt Covenants:	Required	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024

Fair Market Value Calculation Method Covenants(1)(2)

Total Consolidated Debt to Total Consolidated Assets	≤ 65%	27%	28%	28%	27%	27%
Secured Consolidated Debt to Total Consolidated Assets	≤ 40%	4%	4%	4%	4%	4%
Consolidated Income for Debt Service to Consolidated Debt Service	≥ 1.5x	4.8x	4.5x	4.3x	4.6x	4.6x
Unencumbered Consolidated Assets to Unsecured Consolidated Debt	>150%	396%	378%	374%	380%	396%

Ratios:(3)		12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024
Consolidated Only

Net debt to total market capitalization		26.0%	25.5%	26.0%	25.0%	24.1%
Net debt to real estate assets, before depreciation		30.9%	31.8%	32.2%	31.8%	30.8%
Net debt to total assets, before depreciation		28.6%	29.4%	29.6%	29.4%	28.4%

Net debt and preferreds to Operating EBITDAre - TTM		4.6x	4.8x	4.9x	4.9x	4.7x
Fixed charge coverage		4.6x	4.6x	4.6x	4.7x	4.7x
Interest coverage		5.2x	5.2x	5.2x	5.3x	5.3x

Unsecured assets to total real estate assets		87.3%	86.9%	88.3%	88.3%	88.8%
Unsecured NOI to total NOI - TTM		89.2%	89.5%	89.4%	89.4%	89.3%
Unencumbered assets to unsecured debt		317%	300%	295%	306%	319%

Total Pro-Rata Share

Net debt to total market capitalization		28.2%	27.7%	28.3%	27.3%	26.4%
Net debt to real estate assets, before depreciation		32.4%	33.4%	33.8%	33.4%	32.5%
Net debt to total assets, before depreciation		29.9%	30.7%	31.0%	30.8%	30.0%

Net debt and preferreds to Operating EBITDAre - TTM		5.1x	5.3x	5.3x	5.3x	5.2x
Fixed charge coverage		4.2x	4.2x	4.2x	4.3x	4.3x
Interest coverage		4.7x	4.7x	4.7x	4.8x	4.8x
(1)
For a complete listing of all Debt Covenants related to the Company’s Senior Unsecured Notes, as well as definitions of the above terms, please refer to the Company’s filings with the Securities and Exchange Commission.
(2)
Current period debt covenants are finalized and submitted after the Company’s most recent Form 10-Q or Form 10-K filing.
(3)
In light of the merger with UBP on August 18, 2023, adjusted debt metric calculations include legacy Regency results for the trailing 12 months and the annualized contribution from UBP post merger.

Supplemental Information 13

Summary of Unconsolidated Debt

December 31, 2025 and December 31, 2024

(in thousands)

Total Debt Outstanding:	12/31/2025	12/31/2024
Mortgage loans payable:
Fixed rate secured loans	$1,442,870	$1,459,373
Variable rate secured loans	60,080	69,379
Unsecured credit facility variable rate	20,000	35,800
Total	$1,522,950	$1,564,552

Schedule of Maturities by Year:	Scheduled Principal Payments	Mortgage Loan Maturities	Unsecured Maturities	Total	Weighted Average Contractual Interest Rate on Maturities	Regency's Pro Rata Share	Regency's Pro Rata Weighted Average Contractual Interest Rate on Maturities
2026	$7,131	265,346	20,000	292,477	5.19%	95,689	5.27%
2027	7,303	32,800	-	40,103	2.60%	13,417	2.41%
2028	4,097	231,235	-	235,332	4.86%	81,592	4.98%
2029	2,855	104,434	-	107,289	5.00%	37,157	5.26%
2030	2,349	215,893	-	218,242	3.39%	77,886	3.17%
2031	958	340,600	-	341,558	3.14%	132,608	3.13%
2032	585	206,534	-	207,119	3.56%	71,239	3.38%
2033	406	-	-	406	0.00%	81	-
2034	210	37,497	-	37,707	6.11%	13,941	6.27%
2035	-	-	-	-	0.00%	-	-
Unamortized debt premium/(discount) and issuance costs (2)	-	(7,283)	-	(7,283)		(2,604)
	$25,894	1,477,056	20,000	1,522,950	4.15%	541,006	4.11%

Percentage of Total Debt:	12/31/2025	12/31/2024
Fixed	94.7%	93.3%
Variable	5.3%	6.7%

Current Weighted Average Contractual Interest Rates:(1)
Fixed	4.0%	3.9%
Variable	6.1%	6.8%
Combined	4.2%	4.1%

Current Weighted Average Effective Interest Rates:(2)
Combined	4.3%	4.2%

Average Years to Maturity:
Fixed	4.2	4.5
Variable	0.9	1.6
(1)
Interest rates are calculated as of the quarter end.
(2)
Effective interest rates are calculated in accordance with US GAAP, as of the quarter end, and include the impact of debt premium/(discount) amortization, issuance cost, amortization, interest rate swaps, and facility and unused fees.

Supplemental Information 14

Unconsolidated Real Estate Partnerships

December 31, 2025

(in thousands)

					Regency
Investment Partner and	Number of	Total	Total	Total	Ownership	Share	Investment	Equity
Portfolio Summary Abbreviation	Properties	GLA	Assets	Debt	Interest	of Debt	12/31/2025	in Income

State of Oregon
(JV-C2)	23	2,649	$643,088	$305,165	20.00%	$61,033	$60,354	$4,503
(JV-CCV)	1	606	97,702	74,854	30.00%	22,456	6,295	2,255
	24	3,255	740,790	380,019
GRI
(JV-GRI) (1)	55	7,623	1,330,890	890,061	40.00%	356,024	112,235	115,312

Individual Investors
Ballard Blocks	2	249	111,958	-	49.90%	-	57,831	1,699
Bloom on Third	1	73	277,647	149,668	35.00%	52,384	46,860	1,802
Others (2) (3)	8	1,075	205,986	103,202	11.80% - 83.00%	49,109	66,281	7,928

	90	12,275	$2,667,271	$1,522,950		$541,006	$349,856	$133,499
(1)
Effective October 1, 2025, the Company completed a property distribution with its partner involving 11 shopping centers within our Regency-GRI joint venture, resulting in Regency owning 100% of five properties and its partner owning 100% of six properties.
(2)
Effective January 1, 2025, Regency acquired its partner’s 33.3% share in a single property partnership for a total purchase price of $10.3 million. Upon acquisition, this property was consolidated into Regency’s financial statements.
(3)
Effective August 1, 2025, Regency acquired its partners' 50% shares in two single property partnerships for a combined purchase price of $23.7 million. Upon acquisition, these properties were consolidated into Regency’s financial statements.

Supplemental Information 15

Property Transactions

December 31, 2025

(in thousands)

Acquisitions:

Date	Property Name	Real Estate Partner (REG %)	Market	Total GLA	REG Share of Purchase Price	Weighted Average Cap Rate	Anchor(s)

Jan-25	Putnam Plaza	33% Partner Buyout	Carmel, NY	189	$10,332		Top's Friendly Market

Jan-25	Orange Meadow (Outparcel)		Orange, CT	6	4,200

Mar-25	Brentwood Place		Nashville, TN	319	118,500		TJ Maxx, Nordstrom Rack

May-25	Armonk Square	State of Oregon (20%)	Armonk, NY	48	5,250		DeCicco & Sons

Jul-25	Rancho Mission Viejo Portfolio(1)		Orange County, CA	614	357,000

Aug-25	Chestnut Ridge Shopping Center	50% Partner Buyout	Montvale, NJ	76	9,150		The Fresh Market

Aug-25	Market at Springwoods Village	47% Partner Buyout	Houston, TX	167	19,505		Kroger

Aug-25	Baybrook East	50% Partner Buyout	Houston, TX	156	14,549		H-E-B

	Property Acquisitions			1,575	$538,486	6.0%

Dispositions:

Date	Property Name	Real Estate Partner (REG %)	Market	Total GLA	REG Share of Purchase Price	Weighted Average Cap Rate (2)	Anchor(s)

Jun-25	Van Houten Plaza		Passaic, NJ	42	$5,550		SuperFresh Supermarket

Jul-25	101 7th Ave		Manhattan, NY	57	11,000		Former Barneys

Aug-25	200 Potrero		San Francisco, CA	30	4,999

Sep-25	25 Valley Drive		Greenwich, CT	18	5,980		Office

Sep-25	321-323 Railroad Ave		Greenwich, CT	21	9,500		Office

Oct-25	Hammocks Town Center		Miami, FL	187	71,925		Publix

	All Other Dispositions (each individually less than $2.5M)			3	1,000

	Property Dispositions			359	$109,954	5.6%

	Non-Income Producing Land				$8,750

(1) Rancho Mission Viejo portfolio includes: Bridgepark Plaza (102K SF), Mercantile East (239K SF), Mercantile West (150K SF), Sendero Marketplace (82K SF), and Terrace Shops (41K SF)

(2) Disposition cap rate of 5.6% excludes the $11M sale of 101 7th Avenue on 7/1/2025, which was vacant at the time of closing.
Supplemental Information 16

Summary of Developments and Redevelopments

December 31, 2025

(in thousands)

In-Process Developments and Redevelopments (1)
Shopping Center	0	Market	Grocer/Anchor Tenant	Center % Leased	Project Start	Est Initial Rent Commencement (a)	Est Stabilization Year (b)	Net Project Costs (c)	% of Costs Incurred	Stabilized Yield (d)
Ground-up Developments				73%	0			$372M	41%	7% +/-
Sienna Grande Shops (2)(3)	0	Houston, TX	Retail	65%	Q2-2023	1H-2025	2027	$9M	92%	8% +/-
The Shops at SunVet (2)	0	Long Island, NY	Whole Foods	74%	Q2-2023	1H-2026	2027	$95M	89%	7% +/-
Oakley Shops at Laurel Fields (2)	0	Bay Area, CA	Safeway	96%	Q3-2024	2H-2025	2026	$36M	88%	7% +/-
The Village at Seven Pines (2)	0	Jacksonville, FL	Publix	58%	Q3-2025	1H-2027	2028	$112M	16%	8% +/-
Ellis Village Center (South) (2)	0	Bay Area, CA	Sprouts	86%	Q3-2025	2H-2026	2028	$30M	16%	7% +/-
Culver Commons (2)		Los Angeles, CA	Retail	66%	Q4-2025	1H-2027	2028	$16M	6%	7% +/-
Lone Tree Village (2)		Denver, CO	King Soopers	81%	Q4-2025	1H-2027	2028	$31M	17%	7% +/-
Oak Valley Village (2)(3)		Los Angeles, CA	Target, Sprouts	74%	Q4-2025	2H-2027	2028	$44M	3%	7% +/-
Redevelopments				93%	0			$225M	47%	10% +/-
Bloom on Third (3)(4)	0	Los Angeles, CA	Whole Foods	88%	Q4-2022	2H-2026	2027	$25M	73%	15% +/-
Serramonte Center - Phase 3	0	San Francisco, CA	Jagalchi	96%	Q2-2023	1H-2025	2026	$37M	48%	11% +/-
West Chester Plaza	0	Cincinnati, OH	Kroger	100%	Q4-2024	2H-2027	2028	$15M	34%	8% +/-
Willows Shopping Center	0	Bay Area, CA	Retail	85%	Q4-2024	1H-2026	2027	$17M	40%	9% +/-
The Crossing Clarendon	0	Metro DC	Whole Foods	92%	Q2-2025	1H-2026	2027	$14M	35%	7% +/-
East Meadow Plaza - Phase 1	0	Long Island, NY	Lidl	90%	Q3-2024	2H-2025	2026	$12M	68%	17% +/-
East Meadow Plaza - Phase 2A	0	Long Island, NY	Lidl	90%	Q3-2025	2H-2026	2027	$16M	37%	8% +/-
Various Redevelopments (est costs < $10 million individually)				92%				$90M	44%	12% +/-
Total In-Process (In Construction)					0			$597M	43%	9% +/-

Current Year Development and Redevelopment Completions
Shopping Center		Market	Project Start	Est Initial Rent Commencement(a)	Est Stabilization Year(b)	Net Project Costs(c)	% of Costs Incurred	Stabilized Yield(d)
Ground-up Developments	0					$100M	91%	8% +/-
Baybrook East - Phase 1B (2)(3)		Houston, TX	Q2-2022	2H-2023	2026	$10M	98%	10% +/-
The Shops at Stone Bridge (2)		Cheshire, CT	Q1-2024	2H-2025	2026	$67M	90%	7% +/-
Jordan Ranch Market (2)(3)		Houston, TX	Q3-2024	2H-2025	2026	$23M	92%	7% +/-
Redevelopments						$113M	94%	12% +/-
Circle Marina Shops & Marketplace		Los Angeles, CA	Q3-2023	2H-2024	2025	$15M	99%	9% +/-
Avenida Biscayne		Miami, FL	Q4-2023	1H-2025	2026	$22M	93%	12% +/-
Anastasia Plaza		Jacksonville, FL	Q3-2024	2H-2025	2026	$15M	90%	7% +/-
Cambridge Square		Atlanta, GA	Q4-2023	2H-2025	2026	$13M	93%	8% +/-
Redevelopment Completions (est costs < $10 million individually)			-			$47M	95%	17% +/-
Total Completions						$212M	93%	10% +/-

(a)
Estimated Initial Rent Commencement represents the estimated date that the anchor or first tenants at each project will rent commence.
(b)
Estimated Stabilization Year represents the estimated year that the project will reach the stated stabilized yield on an annualized basis.
(c)
Represents Regency's pro-rata share of net project costs.
(d)
A stabilized yield for a redevelopment property represents the incremental NOI (estimated stabilized NOI less NOI prior to project commencement) divided by the total project costs.

(1)
Scope, economics and timing of development and redevelopment projects can change materially from estimates provided.
(2)
Ground-up development or redevelopment that is excluded from the Same Property NOI pool.
(3)
Estimated costs represent Regency's pro-rata share: Sienna Grande Shops (75%); Oak Valley Village (75%); Bloom on Third (35%); Baybrook East (50%); and Jordan Ranch Market (50%)
(4)
GLA and % Leased represents: Bloom on Third – fully redeveloped center (existing center is 73k SF and 100% leased)

Note: Regency’s Estimate of Net GAAP Project Costs, after additional interest and overhead capitalization, is $656M for Ground-up Developments and Redevelopments In-Process. Percent of costs incurred is 44% for Ground-up Developments and Redevelopments In-Process.

Supplemental Information 17

Summary of In-Process Developments and Redevelopments

December 31, 2025

In-Process Development and Redevelopment Descriptions	0
Ground-up Developments	0
Sienna Grande Shops	Phase 1 features approximately 30K SF of shop space and outparcels in a master-planned development outside of Houston, TX, ranked among the top-selling communities nationally.
The Shops at SunVet	Located in Long Island, NY, the project will transform a vacant enclosed mall into a 170K SF open-air center featuring Whole Foods, junior anchors, shop space, and outparcels.
Oakley Shops at Laurel Fields	Located in the Bay Area, the 78K SF development of a traditional neighborhood center will include a 55K SF Safeway grocer and 23K SF of shop space.
The Village at Seven Pines	239K SF center anchored by Publix, leading restaurants and retailers, and Class A office space that will serve as Regency’s new corporate headquarters.
Ellis Village Center (South)	Located in the Bay Area, 49K SF shopping center anchored by Sprouts and multiple shop buildings.
Culver Commons	13K SF retail center in extremely high barrier to entry West L.A. submarket.
Lone Tree Village	158K SF development in a high-growth corridor of Denver, CO, featuring a best-in-class grocer.
Oak Valley Village	Located east of L.A., the 230K SF ground-up development will feature Target and Sprouts.
Redevelopments	0
Bloom on Third	Redevelopment in Los Angeles, CA, which includes new retail space and a ground lease for mid-rise luxury apartments constructed and operated by a leading multifamily developer.
Serramonte Center - Phase 3	Former J.C. Penney box and two exterior pads. The former J.C. Penney box will feature Jagalchi, a leading Asian grocer with locations in South Korea, China, and the US.
West Chester Plaza	Redevelopment includes a new 123K SF Kroger and multiple shop buildings. The project will be staggered to accommodate continuous operation of Kroger in its existing location.
Willows Shopping Center	Redevelopment will revitalize the existing shopping center and include extensive site reconfiguration, construction of a new 14K SF building, and enhanced façades.
The Crossing Clarendon	Reconfiguration of a two-level junior anchor box, with multiple leading retailers, plus façade enhancements and other site improvements.
East Meadow Plaza - Phase 1	Acquired in 2022 with the intention of redevelopment. Phase 1 includes various site improvements, complete facade renovation, and reconfigured space for leading retailers.
East Meadow Plaza - Phase 2A	Phase 2A includes demolition of a vacant office building, plus the addition of multiple outparcel buildings and other site enhancements.
Various Redevelopments (est costs < $10 million individually)	Various Redevelopment properties where estimated incremental costs at each project are less than $10 million.

Supplemental Information 18

Leasing Statistics

December 31, 2025

(Retail Operating Properties Only)

Leasing Statistics - Comparable
Total	Leasing Transactions	GLA (in 000s)	New Base Rent/Sq. Ft	Rent Spread % (Cash)	Rent Spread % (Straight-lined)	Weighted Avg. Lease Term	Tenant Allowance & Landlord Work /Sq. Ft.
4th Quarter 2025	377	1,652	$29.22	12.0%	24.5%	6.8	$8.92
3rd Quarter 2025	366	1,821	27.88	12.8%	22.9%	6.6	6.29
2nd Quarter 2025	422	1,915	26.29	10.0%	19.3%	5.9	7.21
1st Quarter 2025	384	1,409	28.22	8.1%	18.6%	5.4	6.22
Total - 12 months	1,549	6,796	$27.84	10.8%	21.4%	6.2	$7.18

New Leases	Leasing Transactions	GLA (in 000s)	New Base Rent/Sq. Ft	Rent Spread % (Cash)	Rent Spread % (Straight-lined)	Weighted Avg. Lease Term	Tenant Allowance & Landlord Work /Sq. Ft.
4th Quarter 2025	106	366	$37.21	10.2%	24.6%	8.9	$39.99
3rd Quarter 2025	92	339	32.80	28.3%	41.9%	10.7	29.73
2nd Quarter 2025	102	307	36.73	14.4%	27.7%	9.9	46.36
1st Quarter 2025	84	187	38.29	8.8%	22.7%	8.0	42.52
Total - 12 months	384	1,199	$36.02	15.2%	29.1%	9.5	$39.01

Renewals	Leasing Transactions	GLA (in 000s)	New Base Rent/Sq. Ft	Rent Spread % (Cash)	Rent Spread % (Straight-lined)	Weighted Avg. Lease Term	Tenant Allowance & Landlord Work /Sq. Ft.
4th Quarter 2025	271	1,286	$27.08	12.6%	24.5%	6.2	$0.59
3rd Quarter 2025	274	1,481	26.80	9.3%	18.3%	5.7	1.13
2nd Quarter 2025	320	1,608	24.54	8.9%	17.2%	5.3	0.64
1st Quarter 2025	300	1,222	26.66	7.9%	17.6%	5.0	0.58
Total - 12 months	1,165	5,597	$26.18	9.7%	19.3%	5.6	$0.74

Leasing Statistics - Comparable and Non-comparable
Total	Leasing Transactions	GLA (in 000s)	New Base Rent/Sq. Ft			Weighted Avg. Lease Term	Tenant Allowance & Landlord Work /Sq. Ft.
4th Quarter 2025	448	1,959	$29.84			7.2	$16.79
3rd Quarter 2025	452	2,265	25.92			7.5	8.35
2nd Quarter 2025	491	2,098	27.28			5.8	10.27
1st Quarter 2025	443	1,593	28.73			5.7	12.24
Total - 12 months	1,834	7,915	$27.82			6.6	$11.74

Notes:

•
Represents Regency's consolidated and pro-rata share of real estate partnerships. Number of leasing transactions and GLA leased reported at 100%; All other statistics reported at pro-rata share.
•
All amounts reported at execution.
•
Rent Spreads are calculated on a comparable-space, cash basis for new and renewal leases executed and include all leasing transactions, including spaces vacant > 12 months.
•
Rent Spreads % (Cash) represent the percentage change between the initial 12 months of rent of the executed lease and the last contractual rent as of the move out date of the prior lease.
•
Rent Spreads % (Straight-lined) represent the percentage change between the average rent over the duration of the executed lease and the average rent over the duration of the prior lease.
•
Tenant Allowance & Landlord Work includes costs for landlord work required to return space to a baseline condition, as well as tenant allowances and improvements as it relates to a specific lease.

Supplemental Information 19

New Lease Net Effective Rent and Leases Signed Not Yet Commenced

December 31, 2025

(Retail Operating Properties Only)

New Lease Net Effective Rent (1)

	Trailing Twelve Months	Three Months Ended
	12/31/2025	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024
New Leases weighted avg. over lease term:

Base rent	$37.26	$40.50	$30.29	$42.01	$38.91	$35.68

Tenant allowance and landlord work (2)	(5.09)	(6.14)	(3.25)	(6.00)	(5.57)	(6.68)

Third party leasing commissions	(1.19)	(1.30)	(0.82)	(1.40)	(1.44)	(1.22)

Net Effective Rent	$30.98	$33.06	$26.22	$34.62	$31.90	$27.79

Net effective rent/base rent	83%	82%	87%	82%	82%	78%

Weighted avg. lease term (years)	10.4	9.6	12.8	9.5	8.4	9.4

Percent of New Leases by Anchor & Shop

Anchor	42%	44%	56%	27%	28%	35%

Shop	58%	56%	44%	73%	72%	65%

Leases Signed Not Yet Commenced (3)

As of 12/31/2025:	Leases	GLA (in 000s)	Annual ABR ($ in 000s)	Annual ABR ($ PSF)

Anchor	32	652	$13,352	$23.04

Shop	306	784	31,223	43.96

Total	338	1,436	$44,575	$34.56
(1)
Includes comparable and non-comparable leasing transactions.
(2)
Tenant Allowance & Landlord Work includes costs for landlord work required to return space to a baseline condition, as well as tenant allowances and improvements as it relates to a specific lease.
(3)
Only represents leases on spaces that are currently vacant.

Note: Represents Regency's wholly owned and pro-rata share of real estate partnerships, except GLA which is shown at 100%.

Supplemental Information 20

Annual Base Rent by State

December 31, 2025

(in thousands)

State	Number of Properties	GLA	% Leased(1)	ABR	ABR/Sq. Ft.	% of Number of Properties	% of GLA	% of ABR
California	78	10,185	95.0%	$307,961	$31.87	16.2%	20.2%	24.5%
Florida	92	10,855	96.3%	231,945	22.39	19.1%	21.5%	18.5%
New York	46	3,668	94.7%	110,000	31.94	9.6%	7.3%	8.8%
Connecticut	42	3,954	95.8%	105,863	28.07	8.7%	7.8%	8.4%
Texas	33	3,931	95.8%	82,882	22.10	6.9%	7.8%	6.6%
Georgia	22	2,152	96.7%	52,293	25.49	4.6%	4.3%	4.2%
Virginia	18	1,631	97.0%	49,657	31.70	3.7%	3.2%	4.0%
New Jersey	20	1,697	95.9%	41,186	25.31	4.2%	3.4%	3.3%
North Carolina	17	1,612	97.9%	37,739	24.03	3.5%	3.2%	3.0%
Washington	17	1,268	97.0%	36,402	30.20	3.5%	2.5%	2.9%
Illinois	11	1,362	98.5%	30,407	22.66	2.3%	2.7%	2.4%
Massachusetts	8	905	97.1%	28,437	32.46	1.7%	1.8%	2.3%
Colorado	19	1,540	95.8%	25,342	17.15	4.0%	3.1%	2.0%
Pennsylvania	8	747	97.1%	19,824	27.34	1.7%	1.5%	1.6%
Maryland	11	638	98.3%	19,467	31.62	2.3%	1.3%	1.5%
Ohio	8	1,213	98.9%	16,618	13.93	1.7%	2.4%	1.3%
Oregon	8	784	95.7%	16,698	22.31	1.7%	1.6%	1.3%
Minnesota	5	390	90.0%	7,443	21.26	1.0%	0.8%	0.6%
Indiana	3	428	96.5%	8,126	19.69	0.6%	0.8%	0.6%
Tennessee	4	638	98.7%	12,229	19.46	0.8%	1.3%	1.0%
Delaware	2	258	93.5%	4,709	19.65	0.4%	0.5%	0.4%
Missouri	4	408	99.3%	4,568	11.26	0.8%	0.8%	0.4%
South Carolina	2	83	100.0%	2,291	27.63	0.4%	0.2%	0.2%
Rhode Island	1	111	100.0%	2,409	21.68	0.2%	0.2%	0.2%
Washington, D.C.	2	30	100.0%	1,602	54.19	0.4%	0.1%	0.1%
Total All Properties	481	50,489	96.1%	$1,256,098	$26.03	100%	100%	100%

Note: Represents Regency's consolidated and pro-rata share of real estate partnerships.

(1)
Includes Properties in Development and leases that are executed but have not commenced.

Supplemental Information 21

Annual Base Rent by CBSA

December 31, 2025

(in thousands)

Largest CBSAs by Population(1)	Number of Properties	GLA	% Leased(2)	ABR	ABR/Sq. Ft.	% of Number of Properties	% of GLA	% of ABR
1) New York-Newark-Jersey City	64	4,991	94.9%	$150,835	$31.83	13.3%	9.9%	12.0%
2) Los Angeles-Long Beach-Anaheim	30	3,167	97.4%	$105,821	$34.30	6.2%	6.3%	8.4%
3) Chicago-Naperville-Elgin	12	1,651	98.7%	$35,652	$21.88	2.5%	3.3%	2.8%
4) Dallas-Fort Worth-Arlington	11	917	98.3%	$21,483	$23.83	2.3%	1.8%	1.7%
5) Houston-Woodlands-Sugar Land	16	2,130	93.9%	$42,014	$21.00	3.3%	4.2%	3.3%
6) Atlanta-SandySprings-Alpharett	22	2,152	97.5%	$52,293	$25.14	4.6%	4.3%	4.2%
7) Washington-Arlington-Alexandri	25	1,869	96.7%	$58,754	$32.24	5.2%	3.7%	4.7%
8) Philadelphia-Camden-Wilmington	9	1,129	95.9%	$19,902	$18.38	1.9%	2.2%	1.6%
9) Miami-Ft Lauderdale-PompanoBch	39	4,993	96.1%	$120,905	$25.21	8.1%	9.9%	9.6%
10) Phoenix-Mesa-Chandler	-	-	-	-	-	-	-	-
11) Boston-Cambridge-Newton	8	918	98.0%	$27,763	$30.86	1.7%	1.8%	2.2%
12) San Francisco-Oakland-Berkeley	19	3,449	92.3%	$103,521	$32.50	4.0%	6.8%	8.2%
13) Rvrside-San Bernardino-Ontario	2	344	82.8%	$4,856	$17.05	0.4%	0.7%	0.4%
14) Detroit-Warren-Dearborn	-	-	-	-	-	-	-	-
15) Seattle-Tacoma-Bellevue	17	1,268	97.0%	$36,402	$29.59	3.5%	2.5%	2.9%
16) Minneapol-St. Paul-Bloomington	5	390	90.0%	$7,443	$21.24	1.0%	0.8%	0.6%
17) Tampa-St Petersburg-Clearwater	9	1,309	97.8%	$28,290	$21.73	1.9%	2.6%	2.3%
18) San Diego-Chula Vista-Carlsbad	10	1,383	99.4%	$43,996	$32.55	2.1%	2.7%	3.5%
19) Denver-Aurora-Lakewood	11	1,073	95.0%	$16,841	$16.53	2.3%	2.1%	1.3%
20) Orlando-Kissimmee-Sanford	7	833	97.0%	$17,274	$21.45	1.5%	1.6%	1.4%
21) Charlotte-Concord-Gastonia	4	609	99.3%	$15,619	$26.47	0.8%	1.2%	1.2%
22) Baltimore-Columbia-Towson	4	267	96.7%	$7,616	$29.06	0.8%	0.5%	0.6%
23) St. Louis	4	408	98.3%	$4,568	$11.26	0.8%	0.8%	0.4%
24) San Antonio-New Braunfels	-	-	-	-	-	-	-	-
25) Austin-Round Rock-Georgetown	6	885	94.4%	$19,384	$22.42	1.2%	1.8%	1.5%
26) Portland-Vancouver-Hillsboro	5	442	97.7%	$9,601	$23.00	1.0%	0.9%	0.8%
27) Sacramento-Roseville-Folsom	4	318	99.4%	$7,578	$23.99	0.8%	0.6%	0.6%
28) Pittsburgh	-	-	-	-	-	-	-	-
29) Las Vegas-Henderson-Paradise	-	-	-	-	-	-	-	-
30) Cincinnati	5	884	98.8%	$12,525	$14.34	1.0%	1.8%	1.0%
31) Kansas City	-	-	-	-	-	-	-	-
32) Nashvil-Davdsn-Murfree-Frankln	4	638	90.4%	$12,229	$19.43	0.8%	1.3%	1.0%
33) Indianapolis-Carmel-Anderson	2	139	98.7%	$2,881	$22.96	0.4%	0.3%	0.2%
34) Cleveland-Elyria	-	-	-	-	-	-	-	-
35) San Jose-Sunnyvale-Santa Clara	6	653	97.3%	$21,205	$33.37	1.2%	1.3%	1.7%
36) Virginia Beach-Norfolk-Newport News	-	-	-	-	-	-	-	-
37) Jacksonville	21	2,165	94.2%	$38,548	$18.89	4.4%	4.3%	3.1%
38) Providence-Warwick	-	-	-	-	-	-	-	-
39) Raleigh-Cary	9	705	-	$16,668	$23.83	1.9%	1.4%	1.3%
40) Milwaukee-Waukesha	-	-	99.2%	-	-	-	-	-
41) Oklahoma City	-	-	-	-	-	-	-	-
42) Louisville/Jefferson County	-	-	-	-	-	-	-	-
43) Memphis	-	-	-	-	-	-	-	-
44) Salt Lake City	-	-	-	-	-	-	-	-
45) Birmingham-Hoover	-	-	-	-	-	-	-	-
46) Fresno	-	-	-	-	-	-	-	-
47) Grand Rapids-Kentwood	-	-	97.4%	-	-	-	-	-
48) Buffalo-Cheektowaga	-	-	-	-	-	-	-	-
49) Hartford-E Hartford-Middletown	2	304	-	$6,213	$20.99	0.4%	0.6%	0.5%
50) Tucson	-	-	-	-	-	-	-	-
Top 50 CBSAs by Population	392	42,381	96.1%	$1,068,683	$26.40	81.5%	83.9%	85.1%

CBSAs Ranked 51 - 75 by Population	47	4,093	96.6%	$115,217	$29.28	9.8%	8.1%	9.2%

CBSAs Ranked 76 - 100 by Population	22	1,996	96.6%	$37,802	$19.64	4.6%	4.0%	3.0%

Other CBSAs	20	2,019	95.1%	$34,396	$17.99	4.2%	4.0%	2.7%

Total All Properties	481	50,489	96.1%	$1,256,098	$26.03	100.0%	100.0%	100.0%

Note: Represents Regency's consolidated and pro-rata share of real estate partnerships

(1)
Population Data Source: ESRI
(2)
Includes Properties in Development and leases that are executed but have not commenced.

Supplemental Information 22

Annual Base Rent By Tenant Category

December 31, 2025

Tenant Category Exposure	% of ABR(1)
Grocery	20%
Restaurant - Quick Service/Fast Casual	14%
Personal Services	7%
Medical	7%
Restaurant - Full Service	6%
Fitness	5%
Off-Price	5%
Apparel/Accessories	5%
Banks	5%
Business Services	4%
Hobby/Sports	3%
Pet	3%
Home	3%
Other	3%
Pharmacy	2%
Office/Communications	2%
Home Improvement/Auto	2%
Liquor/Wine/Beer	2%
Beauty/Cosmetics	1%
Entertainment	1%

Anchor/Shop Exposure	% of ABR
Shop	58%
Anchor	42%
(1)
Represents Regency's consolidated and pro-rata share of real estate partnerships; includes properties in development, excludes leases that are executed but have not rent commenced.

Supplemental Information 23

Significant Tenant Rents

(Includes Tenants ≥ 0.5% of ABR)

December 31, 2025

(in thousands)

#	Tenant	Tenant GLA	% of Company-Owned GLA	Total Annualized Base Rent	% of Total Annualized Base Rent	Total # of Leased Stores
1	Publix	2,940	5.8%	$36,191	2.9%	67
2	TJX Companies, Inc.(1)	1,840	3.6%	33,760	2.7%	76
3	Albertsons Companies, Inc.(2)	2,053	4.1%	33,619	2.7%	52
4	Amazon/Whole Foods(3)	1,312	2.6%	31,808	2.5%	39
5	Kroger Co.(4)	2,978	5.9%	31,292	2.5%	51
6	Ahold Delhaize(5)	924	1.8%	23,189	1.8%	20
7	CVS	808	1.6%	21,942	1.7%	66
8	JPMorgan Chase Bank	225	0.4%	12,548	1.0%	63
9	Trader Joe's	346	0.7%	12,156	1.0%	32
10	L.A. Fitness Sports Club	516	1.0%	11,311	0.9%	14
11	Nordstrom(6)	402	0.8%	11,134	0.9%	12
12	Starbucks	160	0.3%	10,424	0.8%	99
13	H.E. Butt Grocery Company(7)	706	1.4%	10,125	0.8%	8
14	Ross Dress For Less	587	1.2%	9,692	0.8%	25
15	Target	919	1.8%	9,387	0.7%	8
16	Bank of America	163	0.3%	9,088	0.7%	41
17	Gap, Inc.(8)	259	0.5%	8,805	0.7%	20
18	Wells Fargo Bank	152	0.3%	8,711	0.7%	49
19	JAB Holding Company(9)	168	0.3%	7,282	0.6%	59
20	Walgreens Boots Alliance(10)	255	0.5%	6,796	0.5%	22
21	Petco Health & Wellness Company, Inc.(11)	275	0.5%	6,762	0.5%	26
22	Ulta	224	0.4%	6,680	0.5%	25
23	Xponential Fitness(12)	163	0.3%	6,650	0.5%	97
24	Kohl's	526	1.0%	6,389	0.5%	7
25	Five Below	209	0.4%	5,977	0.5%	27
	Top Tenants	19,110	37.5%	$371,718	29.6%	1,005

(1)
TJ Maxx 28 / Marshalls 24 / Homegoods 21 / Homesense 2 / Sierra Trading Post 1
(2)
Safeway 21 / VONS 8 / Acme 7 / Albertson's 5 / Shaw's 3 / Tom Thumb 3 / Randalls 1 / Star Market 1 / Pavilions 1 / King's Food Market 1 / Jewel-Osco 1
(3)
Whole Foods 34 / Amazon Fresh 4 / Amazon 1
(4)
Kroger 18 / King Soopers 11 / Ralphs 9 / Harris Teeter 8 / Mariano's Fresh Market 3 / Quality Food Centers 2
(5)
Stop & Shop 10 / Giant 9 / Food Lion 1
(6)
Nordstrom Rack 12
(7)
H.E.B. 7 / Central Market 1
(8)
Old Navy 12 / Athleta 2 / The Gap 4 / Banana Republic 2
(9)
Panera 27 / Peet's' Coffee & Tea 11 / Einstein Bros Bagels 10 / Bruegger's Bagel 5 / Krispy Kreme 3 / Noah's NY Bagels 3
(10)
Walgreens 22
(11)
Petco 23 / Unleashed by Petco 3

Note: Represents Regency's consolidated and pro-rata share of real estate partnerships, includes properties in development and leases that are executed but have not rent commenced. Amounts may not foot due to rounding.

Supplemental Information 24

Tenant Lease Expirations

December 31, 2025

(GLA in thousands)

	Anchor Tenants
Year	GLA	Percent of GLA	Percent of Total ABR(1)	ABR
MTM(2)	31	0.1%	0.0%	$13.91
2026	1,275	2.7%	1.6%	15.69
2027	3,674	7.7%	5.1%	16.97
2028	3,468	7.3%	5.1%	18.04
2029	4,425	9.3%	5.6%	15.59
2030	3,708	7.8%	5.6%	18.44
2031	2,810	5.9%	3.9%	16.94
2032	1,060	2.2%	1.6%	18.43
2033	1,163	2.4%	1.9%	20.11
2034	1,039	2.2%	1.6%	18.75
2035	1,452	3.1%	2.1%	17.51
10 Year Total	24,104	50.7%	34.0%	$17.35
Thereafter	5,609	11.8%	8.0%	17.50
	29,713	62.5%	41.9%	$17.37

	Shop Tenants
Year	GLA	Percent of GLA	Percent of Total ABR(1)	ABR
MTM(2)	192	0.4%	0.5%	$30.73
2026	1,715	3.6%	5.3%	37.94
2027	2,565	5.4%	7.9%	37.78
2028	2,521	5.3%	8.2%	40.23
2029	2,318	4.9%	7.5%	40.06
2030	2,248	4.7%	7.5%	40.89
2031	1,528	3.2%	4.8%	38.62
2032	1,118	2.4%	3.7%	40.71
2033	1,030	2.2%	3.5%	41.40
2034	831	1.7%	2.9%	42.91
2035	992	2.1%	3.4%	42.16
10 Year Total	17,058	35.9%	55.1%	$39.79
Thereafter	740	1.6%	2.9%	48.79
	17,798	37.5%	58.1%	$40.16

		All Tenants
Year	GLA	Percent of GLA	Percent of Total ABR(1)	ABR
MTM(2)	223	0.5%	0.5%	$28.42
2026	2,990	6.3%	6.9%	28.45
2027	6,239	13.1%	12.9%	25.52
2028	5,989	12.6%	13.3%	27.38
2029	6,743	14.2%	13.1%	24.00
2030	5,956	12.5%	13.0%	26.91
2031	4,338	9.1%	8.7%	24.58
2032	2,178	4.6%	5.3%	29.87
2033	2,193	4.6%	5.4%	30.11
2034	1,870	3.9%	4.5%	29.48
2035	2,444	5.1%	5.5%	27.52
10 Year Total	41,162	86.6%	89.1%	$26.65
Thereafter	6,350	13.4%	10.9%	21.15
	47,512	100%	100%	$25.91

Notes: Reflects commenced leases only. Does not account for contractual rent steps and assumes that no tenants exercise renewal options. Amounts may not foot due to rounding.

(1)
Total Annual Base Rent ("ABR") excludes additional rent such as percentage rent, common area maintenance, real estate taxes, and insurance reimbursements. Represents Regency's consolidated and pro-rata share of real estate partnerships.
(2)
Month to month lease or in process of renewal.

Supplemental Information 25

Components of Net Asset Value (NAV)

As of December 31, 2025

(unaudited and in thousands)

Real Estate: Operating
Operating Portfolio NOI Excluding Straight-line Rent and Above/Below Market Rent - Current Quarter
Consolidated NOI (page 6)	$263,431
Share of Unconsolidated JV NOI (page 7)	$25,669
Less: Noncontrolling Interests (page 7)	$(1,998)
NOI	$287,102

Quarterly Base Rent From Leases Signed But Not Yet Rent-Paying
Retail Operating Properties Excluding In-Process Redevelopments (Quarterly)	$8,831
Retail Operating Properties Including In-Process Redevelopments (Quarterly)	$11,144

Real Estate: In-Process Ground-Up Developments and Redevelopments
In-Process Ground-Up Development
REG's Estimated Net Project Costs (page 17)	$372,000
Stabilized Yield (page 17)	7%
Annualized Proforma Stabilized NOI	$26,040
% of Costs Incurred (page 17)	41%
Construction in Progress	$152,520

NOI from In-Process Ground-Up Development - Current Quarter
In-place NOI from Current Year Ground-Up Development Completions	$806
In-place NOI from In-Process Ground-Up Developments	$251

In-Process Redevelopment Projects
REG's Estimated Net Project Costs (page 17)	$225,000
Stabilized Yield (page 17)	10%
Annualized Proforma Stabilized NOI	$22,500
47%
Construction in Progress	$105,750

NOI from In-Process Redevelopment - Current Quarter
In-place NOI from Current Year Redevelopment Completions	$2,348
In-place NOI from In-Process Redevelopments	$(6)

Fee Income
Third-Party Management Fees and Commissions - Current Quarter (page 6)	$7,582
Less: Share of JV's Total fee income - Current Quarter (page 7)	$(266)

Other Assets
Estimated Market Value of Land
Land held for sale or future development	$13,117
Outparcels at retail operating properties	$5,741
Total Estimated Market Value of Land	$18,858

Regency's Pro-Rata Share (page 3 & 4)
Cash and Cash Equivalents	$81,428
Tenant and other receivables, excluding Straight line rent receivables	$95,559
Other Assets, excluding Goodwill	$137,471

Liabilities
Regency's Pro-Rata Share (page 3 & 4)
Notes payable	$5,255,010
Accounts payable and other liabilities	$414,810
Tenants' security, escrow deposits	$93,851
Preferred Stock	$225,000

Common Shares and Equivalents Outstanding
Common Shares and Equivalents Issued and Outstanding (page 1)	186,740

Supplemental Information 26

2026 Earnings Guidance

Full Year 2026 Guidance (in thousands, except per share data)	2025 Actual	2026 Guidance

Net Income Attributable to Common Shareholders per diluted share	$2.82	$2.35 - $2.39

Nareit Funds From Operations (“Nareit FFO”) per diluted share	$4.64	$4.83 - $4.87

Core Operating Earnings per diluted share(1)	$4.41	$4.59 - $4.63

Same property NOI growth without termination fees	5.3%	+3.25% to +3.75%

Non-cash revenues(2)	$49,163	+/-$51,000

G&A expense, net(3)	$96,408	$96,000-$100,000

Interest expense, net and Preferred stock dividends(4)	$234,146	$250,000-$252,000

Management, transaction and other fees	$27,298	+/-$27,000

Development and Redevelopment spend	$316,300	+/-$325,000

Acquisitions (as incurred)	$538,486	$0
Cap rate (weighted average)	6.0%	0.0%

Dispositions (as incurred)	$109,954	$0
Cap rate (weighted average)(5)	5.6%	0.0%

Share/unit issuances(6)	$299,662	$0

Reconciliation of Net Income to Earnings Guidance (per diluted share)	Full Year 2026
	Low	High

Net income attributable to common shareholders	$2.35	2.39

Adjustments to reconcile net income to Nareit FFO:
Depreciation and amortization (excluding FF&E)	2.43	2.43
Exchangeable operating partnership units	0.05	0.05
Nareit Funds From Operations	$4.83	4.87

Adjustments to reconcile Nareit FFO to Core Operating Earnings:
Straight line rent, net	(0.16)	(0.16)
Above/below market rent amortization, net	(0.12)	(0.12)
Debt and derivative mark-to-market amortization	0.04	0.04
Core Operating Earnings	$4.59	$4.63

Note: Figures above represent 100% of Regency's consolidated entities and its pro-rata share of unconsolidated real estate partnerships, with the exception of items that are net of noncontrolling interests including per share data, "Development and Redevelopment spend," "Acquisitions," and "Dispositions".

(1)
Core Operating Earnings excludes from Nareit FFO: (i) transaction related income or expenses; (ii) gains or losses from the early extinguishment of debt; (iii) certain non-cash components of earnings derived from straight-line rents, above and below market rent amortization, and debt and derivative mark-to-market amortization; and (iv) other amounts as they occur.
(2)
Includes above and below market rent amortization and straight-line rents, and excludes debt and derivative mark to market amortization.
(3)
Represents 'General & administrative, net' before gains or losses on deferred compensation plan, as reported on supplemental pages 6 and 7 and calculated on a pro -rata basis.
(4)
Includes debt and derivative mark to market amortization, and is net of interest income.
(5)
2025 Disposition cap rate excludes the $11M sale of 101 7th Avenue on 7/1/2025, which was vacant at the time of closing.
(6)
2025 Share/unit issuances reflect (i) ~$100M of common equity raised on a forward basis through the Company's ATM in 4Q24, and (ii) ~$200M from the Company's issuance of operating partnership units for the funding of the 5-asset portfolio acquisition in Orange County, CA in 3Q25.

Forward-looking statements involve risks, uncertainties and assumptions. Actual future performance, outcomes and results may differ materially from those expressed in forward-looking statements. Please refer to the documents filed by Regency Centers Corporation with the SEC, specifically the most recent reports on forms 10-K and 10-Q, which identify important risk factors which could cause actual results to differ from those contained in the forward-looking statements.
Supplemental Information 27

Glossary of Terms

December 31, 2025

Non-GAAP Financial Measures

The Company provides the following non-GAAP financial measures as supplemental information to enhance investors’ understanding of its financial performance and liquidity. These measures are not intended to replace or be considered more meaningful than net income or cash flow from operating activities, as calculated in accordance with GAAP. Non-GAAP measures have inherent limitations, as they exclude certain income and expense items that impact operating results. As such, they should be viewed in conjunction with GAAP results. Additionally, the Company’s methodology for calculating these measures may differ from that used by other REITs, making comparisons to similarly titled metrics potentially inconsistent. Investors should be aware that the excluded items remain relevant to a comprehensive assessment of financial performance.

Adjusted Funds From Operations (AFFO): An additional performance measure used by Regency that reflects cash available to fund the Company’s business needs and distribution to shareholders. AFFO is calculated by adjusting Core Operating Earnings for (i) capital expenditures necessary to maintain and lease the Company’s portfolio of properties, (ii) debt cost and derivative adjustments and (iii) stock-based compensation.

Core Operating Earnings: An additional performance measure used by Regency because the computation of Nareit Funds from Operations (“Nareit FFO”) includes certain non-comparable items that affect the Company's period-over-period performance. Core Operating Earnings excludes from Nareit FFO: (i) transaction related income or expenses; (ii) gains or losses from the early extinguishment of debt; (iii) certain non-cash components of earnings derived from straight-line rents, above and below market rent amortization, and debt and derivative mark-to-market amortization; and (iv) other amounts as they occur.

Fixed Charge Coverage Ratio: Operating EBITDAre divided by the sum of the gross interest and scheduled mortgage principal paid to our lenders. We use the Fixed Charge Coverage Ratio as a key performance indicator to assess our ability to meet fixed financing obligations. Management, creditors, and rating agencies commonly rely on this ratio to evaluate our financial flexibility and overall creditworthiness. It also allows us and our investors to gauge how effectively our ongoing operating performance supports the fulfillment of fixed commitments. We believe this metric offers valuable insight into the strength and sustainability of our capital structure and liquidity position.

Nareit Funds From Operations (Nareit FFO): Nareit FFO is a commonly used measure of REIT performance, which Nareit defines as net income, computed in accordance with GAAP, excluding gains on sales and impairments of real estate, net of tax, plus depreciation and amortization, and after adjustments for unconsolidated real estate investment partnerships and joint ventures. Regency computes Nareit FFO for all periods presented in accordance with Nareit's definition. Companies use different depreciable lives and methods, and real estate values historically fluctuate with market conditions. Since Nareit FFO excludes depreciation and amortization and gains on sale and impairments of real estate, it provides a performance measure that, when compared year over year, reflects the impact on operations from trends in percent leased, rental rates, operating costs, acquisition and development activities, and financing costs. This provides a perspective of the Company’s financial performance not immediately apparent from net income determined in accordance with GAAP. Thus, Nareit FFO is a supplemental non-GAAP financial measure of the Company's operating performance, which does not represent cash generated from operating activities in accordance with GAAP; and, therefore, should not be considered a substitute measure of cash flows from operations.

Pro-rata Net Debt and Preferreds-to-Operating EBITDAre: Net debt plus preferred stock divided by Operating EBITDAre. Net debt is calculated as the sum of consolidated debt and Regency’s pro-rata share of unconsolidated debt, less cash, cash equivalents, and restricted cash. This metric is used by management and investors to evaluate Regency’s leverage and capital structure in relation to its earnings-generating capacity. We believe this ratio is useful to investors as it provides insight into Regency’s financial leverage, independent of fluctuations in cash levels, and allows for consistent period-over-period comparison. The pro-rata share presentation reflects the economic impact of Regency’s unconsolidated joint ventures.

Net Operating Income (NOI): The sum of base rent, percentage rent, termination fee income, tenant recoveries, other lease income, and other property income, less operating and maintenance expenses, real estate taxes, ground rent, termination expense, and uncollectible lease income. NOI excludes straight-line rental income and expense, above and below market rent and ground rent amortization, tenant lease inducement amortization, and other fees. The Company also provides disclosure of NOI excluding termination fees, which excludes both termination fee income and expenses. Management believes that NOI is a useful measure for investors because it provides insight into the core operations and performance of our properties, independent of the capital structure, financing activities, and non-operating factors. By focusing on property-level performance, NOI allows investors to compare the performance of our real estate assets across periods and with those of other REIT peers in the industry, facilitating a clearer understanding of trends in occupancy, rental income, and operating expense management. In addition to its relevance for investors, management uses NOI as a key performance metric in making operational and strategic decisions. NOI is used to evaluate income generated from shopping centers (i.e., return on assets) and to guide decisions on capital investments. These decisions may include acquisitions, redevelopments, and investments in capital improvements.

Supplemental Information 28

Operating EBITDAre: Nareit EBITDAre is a measure of REIT performance, which the Nareit defines as net income, computed in accordance with GAAP, excluding (i) interest expense; (ii) income tax expense; (iii) depreciation and amortization; (iv) gains on sales of real estate; (v) impairments of real estate; and (vi) adjustments to reflect the Company’s share of unconsolidated partnerships and joint ventures. Operating EBITDAre excludes from Nareit EBITDAre certain non-cash components of earnings derived from straight-line rents and above and below market rent amortization. The Company provides a reconciliation of Net Income to Nareit EBITDAre to Operating EBITDAre.

Pro-rata information: includes 100% of the Company’s consolidated properties plus its economic share (based on the ownership interest) in the unconsolidated real estate investment partnerships. The Company provides Pro-rata financial information because Regency believes it assists investors and analysts in estimating the economic interest in the consolidated and unconsolidated real estate investment partnerships, when read in conjunction with the Company’s reported results under GAAP. The Company believes presenting its Pro-rata share of assets, liabilities, operating results, and other metrics, along with certain other non-GAAP financial measures, makes comparisons of its operating results to those of other REITs more meaningful. The Pro-rata information provided is not, nor is it intended to be, presented in accordance with GAAP. The Pro-rata supplemental details of assets and liabilities and supplemental details of operations reflect the Company’s proportionate economic ownership of the assets, liabilities, and operating results of the properties in our portfolio.

The Pro-rata information is prepared on a basis consistent with the comparable consolidated amounts and is intended to more accurately reflect the Company’s proportionate economic interest in the assets, liabilities, and operating results of properties in its portfolio. The Company does not control the unconsolidated real estate partnerships, and the Pro-rata presentations of the assets and liabilities, and revenues and expenses do not represent our legal claim to such items. The partners are entitled to profit or loss allocations and distributions of cash flows according to the operating agreements, which generally provide for such allocations according to their invested capital. The Company’s share of invested capital establishes the ownership interests Regency uses to prepare its Pro-rata share.

The presentation of Pro-rata information has limitations which include, but are not limited to, the following:

•
The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and
•
Other companies in our industry may calculate their Pro-rata interest differently, limiting the comparability of Pro-rata information.

Because of these limitations, the Pro-rata financial information should not be considered independently or as a substitute for the financial statements as reported under GAAP. The Company compensates for these limitations by relying primarily on our GAAP financial statements, using the Pro-rata information as a supplement.

Pro-rata Same Property NOI: a key non-GAAP financial measure commonly used by real estate investment trusts (REITs) to evaluate operating performance. It is calculated on a proportionate ownership basis for properties held during the comparable reporting periods, excluding revenue and expenses related to non-same properties during the periods. Management believes this measure provides investors with a useful and consistent comparison of the Company’s operating performance and trends. Management uses Pro-rata Same Property NOI as a supplemental measure to assess property-level performance, excluding the effects of corporate-level expenses, financing costs, and non-operating activities. This measure allows investors to evaluate trends in revenue and expense growth for properties that have been consistently operated during the periods.

Supplemental Information 29

Other Defined Terms

Anchor Space: A space equal to or greater than 10,000 SF.

Development Completion: A Property in Development that is deemed complete upon the earlier of (i) 90% of total estimated net development costs have been incurred and percent leased equals or exceeds 95%, or (ii) the property features at least two years of anchor operations. Once deemed complete, the property is termed a Retail Operating Property.

Non-Same Property: Any property, during either calendar year period being compared, that was acquired, sold, a Property in Development, a Development Completion, or a property under, or being positioned for, significant redevelopment that distorts comparability between periods. Non-retail properties and corporate activities, including the captive insurance program, are part of Non-Same Property. Please refer to the footnote on Property Summary Report for Non-Same Property detail.

Other lease income: includes revenue derived from various lease-related activities beyond standard base or percentage rent. This primarily includes income from temporary tenants, late fees, signage and marketing fees, sustainability income, land/building rentals, communications tower leases, tenant/employee parking fees, incidental income, and other ancillary charges generally outlined in lease agreements.

Other property income: includes parking fees and other incidental income from the properties and is generally recognized at the point in time that the performance obligation is met.

Property In Development: Properties in various stages of ground-up development.

Property In Redevelopment: Retail Operating Properties under redevelopment or being positioned for redevelopment. Unless otherwise indicated, a Property in Redevelopment is included in the Same Property pool.

Redevelopment Completion: A Property in Redevelopment that is deemed complete upon the earlier of (i) 90% of total estimated project costs have been incurred and percent leased equals or exceeds 95% for the Company owned GLA related to the project, or (ii) the property features at least two years of anchor operations, if applicable.

Retail Operating Property: Any retail property not termed a Property In Development. A retail property is any property where the majority of the income is generated from retail uses.

Same Property: Retail Operating Property that was owned and operated for the entirety of both calendar year periods being compared. This term excludes Property in Development, prior year Development Completions, and Non-Same Properties. Property in Redevelopment is included unless otherwise indicated.

Shop Space: A space under 10,000 SF.

Supplemental Information 30